                                                                    EXHIBIT 4(b)

                                                                  EXECUTION COPY

                          [THE BANK OF NEW YORK LOGO]

                                CREDIT AGREEMENT

                            DATED AS OF JULY 29, 2003

                                      AMONG

                           SAGA COMMUNICATIONS, INC.,
                                   AS BORROWER

                            THE LENDERS PARTY HERETO,

                         UNION BANK OF CALIFORNIA, N.A.,
                              AS SYNDICATION AGENT

                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT

                                       AND

                              THE BANK OF NEW YORK,
                             AS ADMINISTRATIVE AGENT

                           ---------------------------

          BNY CAPITAL MARKETS, INC. AND UNION BANK OF CALIFORNIA, N.A.,
                       AS LEAD ARRANGERS AND BOOK MANAGERS

                                 BRYAN CAVE LLP
                           1290 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10104-3300

                                TABLE OF CONTENTS

                                                                                                           Page
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
ARTICLE 1. DEFINITIONS..................................................................................     1

   SECTION 1.1      DEFINED TERMS.......................................................................     1
   SECTION 1.2      CLASSIFICATION OF REVOLVING LOANS AND REVOLVING BORROWINGS..........................    19
   SECTION 1.3      TERMS GENERALLY.....................................................................    19
   SECTION 1.4      ACCOUNTING TERMS; GAAP..............................................................    20

ARTICLE 2. THE CREDITS..................................................................................    20

   SECTION 2.1      REVOLVING COMMITMENTS...............................................................    20
   SECTION 2.2      REVOLVING LOANS AND REVOLVING BORROWINGS............................................    20
   SECTION 2.3      REQUESTS FOR REVOLVING BORROWINGS...................................................    21
   SECTION 2.4      FUNDING OF REVOLVING BORROWINGS.....................................................    22
   SECTION 2.5      TERMINATION, REDUCTION AND INCREASE OF REVOLVING COMMITMENTS........................    22
   SECTION 2.6      REPAYMENT OF REVOLVING LOANS; EVIDENCE OF DEBT......................................    25
   SECTION 2.7      PREPAYMENT OF LOANS.................................................................    25
   SECTION 2.8      LETTERS OF CREDIT...................................................................    26
   SECTION 2.9      PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS..........................    29

ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC........................................................    31

   SECTION 3.1      INTEREST............................................................................    31
   SECTION 3.2      INTEREST ELECTIONS RELATING TO REVOLVING BORROWINGS.................................    32
   SECTION 3.3      FEES................................................................................    33
   SECTION 3.4      ALTERNATE RATE OF INTEREST..........................................................    34
   SECTION 3.5      INCREASED COSTS; ILLEGALITY.........................................................    34
   SECTION 3.6      BREAK FUNDING PAYMENTS..............................................................    36
   SECTION 3.7      TAXES...............................................................................    36
   SECTION 3.8      MITIGATION OBLIGATIONS..............................................................    37

ARTICLE 4. REPRESENTATIONS AND WARRANTIES...............................................................    38

   SECTION 4.1      ORGANIZATION; POWERS................................................................    38
   SECTION 4.2      AUTHORIZATION; ENFORCEABILITY.......................................................    38
   SECTION 4.3      GOVERNMENTAL APPROVALS; NO CONFLICTS................................................    38
   SECTION 4.4      FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.....................................    39
   SECTION 4.5      PROPERTIES..........................................................................    39
   SECTION 4.6      LITIGATION AND ENVIRONMENTAL MATTERS................................................    39
   SECTION 4.7      COMPLIANCE WITH LAWS AND AGREEMENTS.................................................    40
   SECTION 4.8      INVESTMENT AND HOLDING COMPANY STATUS...............................................    40
   SECTION 4.9      TAXES...............................................................................    40
   SECTION 4.10     ERISA...............................................................................    40
   SECTION 4.11     DISCLOSURE..........................................................................    40
   SECTION 4.12     SUBSIDIARIES........................................................................    41
   SECTION 4.13     INSURANCE...........................................................................    41
   SECTION 4.14     LABOR MATTERS.......................................................................    41
   SECTION 4.15     SOLVENCY............................................................................    41
   SECTION 4.16     FEDERAL RESERVE REGULATIONS.........................................................    42
   SECTION 4.17     BROADCASTING BUSINESS...............................................................    42
   SECTION 4.18     CERTAIN ACQUISITIONS................................................................    43
   SECTION 4.19     TAX SHELTER REGULATIONS.............................................................    43

ARTICLE 5. CONDITIONS...................................................................................    43

   SECTION 5.1      CLOSING DATE........................................................................    43
   SECTION 5.2      EACH CREDIT EVENT...................................................................    46

                                TABLE OF CONTENTS

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
ARTICLE 6. AFFIRMATIVE COVENANTS........................................................................    47

   SECTION 6.1      FINANCIAL STATEMENTS AND OTHER INFORMATION..........................................    47
   SECTION 6.2      NOTICES OF MATERIAL EVENTS..........................................................    49
   SECTION 6.3      EXISTENCE; CONDUCT OF BUSINESS......................................................    49
   SECTION 6.4      PAYMENT AND PERFORMANCE OF OBLIGATIONS..............................................    50
   SECTION 6.5      MAINTENANCE OF PROPERTIES...........................................................    50
   SECTION 6.6      BOOKS AND RECORDS; INSPECTION RIGHTS................................................    50
   SECTION 6.7      COMPLIANCE WITH LAWS................................................................    50
   SECTION 6.8      USE OF PROCEEDS.....................................................................    50
   SECTION 6.9      INFORMATION REGARDING COLLATERAL....................................................    51
   SECTION 6.10     INSURANCE...........................................................................    51
   SECTION 6.11     CASUALTY AND CONDEMNATION...........................................................    51
   SECTION 6.12     ADDITIONAL SUBSIDIARIES.............................................................    52
   SECTION 6.13     FURTHER ASSURANCES..................................................................    52
   SECTION 6.14     ENVIRONMENTAL COMPLIANCE............................................................    53
   SECTION 6.15     CERTAIN POST-CLOSING MATTERS........................................................    53

ARTICLE 7. NEGATIVE COVENANTS...........................................................................    54

   SECTION 7.1      INDEBTEDNESS; EQUITY SECURITIES.....................................................    54
   SECTION 7.2      LIENS...............................................................................    55
   SECTION 7.3      FUNDAMENTAL CHANGES; LINE OF BUSINESS; FISCAL YEAR..................................    56
   SECTION 7.4      INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS...........................    57
   SECTION 7.5      ASSET SALES; ISSUANCES OF EQUITY INTERESTS BY RESTRICTED SUBSIDIARIES...............    59
   SECTION 7.6      SALE AND LEASE BACK TRANSACTIONS....................................................    60
   SECTION 7.7      HEDGING AGREEMENTS..................................................................    60
   SECTION 7.8      RESTRICTED PAYMENTS.................................................................    60
   SECTION 7.9      TRANSACTIONS WITH AFFILIATES........................................................    61
   SECTION 7.10     RESTRICTIVE AGREEMENTS..............................................................    61
   SECTION 7.11     AMENDMENT OF MATERIAL DOCUMENTS.....................................................    62
   SECTION 7.12     FINANCIAL COVENANTS.................................................................    62
   SECTION 7.13     LOCAL MARKETING AGREEMENTS AND TIME BROKERAGE AGREEMENTS............................    62

ARTICLE 8. EVENTS OF DEFAULT............................................................................    63

ARTICLE 9. THE ADMINISTRATIVE AGENT.....................................................................    65

ARTICLE 10. MISCELLANEOUS...............................................................................    67

   SECTION 10.1     NOTICES.............................................................................    67
   SECTION 10.2     WAIVERS; AMENDMENTS.................................................................    68
   SECTION 10.3     EXPENSES; INDEMNITY; DAMAGE WAIVER..................................................    68
   SECTION 10.4     SUCCESSORS AND ASSIGNS..............................................................    70
   SECTION 10.5     SURVIVAL............................................................................    72
   SECTION 10.6     COUNTERPARTS; INTEGRATION; EFFECTIVENESS............................................    72
   SECTION 10.7     SEVERABILITY........................................................................    72
   SECTION 10.8     RIGHT OF SETOFF.....................................................................    73
   SECTION 10.9     GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..........................    73
   SECTION 10.10    WAIVER OF JURY TRIAL................................................................    74
   SECTION 10.11    HEADINGS............................................................................    74
   SECTION 10.12    INTEREST RATE LIMITATION............................................................    74
   SECTION 10.13    TREATMENT OF CERTAIN INFORMATION....................................................    74
   SECTION 10.14    DESIGNATION OF UNRESTRICTED SUBSIDIARIES; CERTAIN OBLIGATIONS RESPECTING
   RESTRICTED SUBSIDIARIES..............................................................................    75
   SECTION 10.15    FCC LICENSES........................................................................    76

                                      (ii)

SCHEDULES:

Schedule 2.1             List of Revolving Commitments
Schedule 4.6             Disclosed Matters
Schedule 4.12            List of Subsidiaries
Schedule 4.13            List of Insurance
Schedule 4.17            FCC Disclosures
Schedule 4.18            Certain Acquisitions
Schedule 6.15            Good Standing Certificates
Schedule 7.1             List of Existing Indebtedness
Schedule 7.2             List of Existing Liens
Schedule 7.4             List of Existing Investments
Schedule 7.10            List of Existing Restrictions

EXHIBITS:

Exhibit A                Form of Assignment and Acceptance
Exhibit B                Form of Opinion of Counsel to the Loan Parties
Exhibit B-1              Form of Opinion of FCC Counsel to the Loan Parties
Exhibit C                Form of Credit Request
Exhibit D                Form of Note
Exhibit E                Form of Guarantee Agreement
Exhibit F                Form of Security Agreement
Exhibit G                Form of Compliance Certificate
Exhibit H                Form of Revolving Increase Supplement

         CREDIT AGREEMENT, dated as of July 29, 2003, among SAGA COMMUNICATIONS, INC., the LENDERS party hereto, UNION BANK OF CALIFORNIA, N.A., as Syndication Agent, FLEET NATIONAL BANK, as Documentation Agent, and THE BANK OF NEW YORK, as Administrative Agent.

         The parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         Section 1.1 Defined Terms

                  As used in this Credit Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Documents" means, with respect to an acquisition, all agreements, documents and instruments executed and/or delivered in connection with such acquisition, including any asset or stock purchase agreement, Time Brokerage Agreement, License Management Agreement, Seller Note, approvals and consents obtained, and all legal opinions delivered.

                  "Adjusted EBITDA" means, for any period, EBITDA for such period adjusted, on a consistent basis to reflect purchases, acquisitions, sales, transfers and other dispositions, and issuances of Equity Interests, made by the Borrower and the Restricted Subsidiaries during such period as if they occurred at the beginning of such period.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

                  "Adjusted Net Income" means, for any period, net earnings (or loss) of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding: (i) any net gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets; (iii) net earnings of any Person (other than a wholly-owned Restricted Subsidiary of the Borrower) in which the Borrower or any Subsidiary has an ownership interest (other than any such net earnings which have actually been received by the Borrower or wholly-owned Restricted Subsidiary in the form of cash distributions); (iv) any extraordinary earnings or extraordinary losses, as such terms are interpreted under GAAP; (v) any interest or other non-operating income of the Borrower or any Subsidiary; (vi) the effect of all barter transactions for such period; and (vii) proceeds of any Hedging Agreements.

                  "Administrative Agent" means BNY, in its capacity as administrative agent for the Lenders hereunder, together with any of its successors in such capacity.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Aggregate Broadcast Cash Flow" means the Broadcast Cash Flow of all of the Loan Parties determined on a consolidated basis for the four fiscal quarters ended June 30, 2003.

                  "Agreement Date" means the first date appearing in this Credit Agreement.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate. If for any reason the Administrative Agent shall determine (which determination shall be conclusive absent clearly demonstrable error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (ii) until the circumstances giving rise to such inability no longer exist.

                  "Applicable Margin" means, at all times from and after the Agreement Date and during the applicable periods set forth in the following table: (i) with respect to ABR Borrowings, the percentage set forth below under the heading "ABR Margin", and (ii) with respect to Eurodollar Borrowings and fees payable under Section 3.3(b), the percentage set forth below under the heading "Eurodollar Margin and LC Fee":

WHEN THE LEVERAGE RATIO IS:
-----------------------------------------------------------------
GREATER THAN                                   EURODOLLAR MARGIN
OR EQUAL TO      AND LESS THAN    ABR MARGIN       AND LC FEE
-----------------------------------------------------------------
 4.50:1.00                         0.750%             2.000%
-----------------------------------------------------------------
 4.00:1.00         4.50:1.00       0.625%             1.875%
-----------------------------------------------------------------
 3.50:1.00         4.00:1.00       0.375%             1.625%
-----------------------------------------------------------------
 3.00:1.00         3.50:1.00       0.250%             1.500%
-----------------------------------------------------------------
                   3.00:1.00       0.125%             1.375%
=================================================================

                  Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(e) and shall become effective three Business Days after the delivery of such Compliance Certificate to the Administrative Agent. Notwithstanding anything to the contrary in this definition, (i) if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio for purposes of this defined term only shall be deemed to be greater than or equal to 4.50:1.00 from and including such date to the third Business Day following the date of delivery to the Administrative Agent of such Compliance Certificate and (ii) during the period commencing on the Agreement Date and ending on the third Business Day after the date the Compliance Certificate in respect of the second full fiscal quarter following the Agreement Date is delivered to the Administrative Agent, the Leverage Ratio for purposes of this defined term only shall be deemed to be the greater of (x) the actual Leverage Ratio as set forth in the most recently delivered Compliance Certificate or (y) greater than or equal to 3.00:1.00 and less than 3.50:1.00.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of each party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or in such other form as shall be acceptable to the Administrative Agent.

                  "Auxiliary License" means any governmental approval or authorization issued to the Borrower or any Restricted Subsidiary by the FCC or acquired or otherwise transferred to the Borrower or any Restricted Subsidiary, which is authorized under Title 47 CFR Sections 74.101 et seq. as secondary services which includes Experimental Broadcast Stations, Remote Pickup Broadcast Stations, Aural Broadcast Auxiliary Stations, Television Broadcast Auxiliary Stations, Low Power TV, TV Translator, and TV Booster Stations, Low Power Auxiliary Stations, Instructional Television Fixed Service, FM Broadcast Translator Stations and FM Broadcast Booster Stations.

                  "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

                  "BNY" means The Bank of New York and its successors.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Saga Communications, Inc., a Delaware corporation.

                  "Borrowing" means Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Broadcast Cash Flow" means with respect to a Broadcasting Station, gross revenues generated by such Broadcasting Station for the four fiscal quarters ended June 30, 2003, minus the sum, without duplication, of all expenses for such four fiscal quarters attributable or otherwise allocable to such Broadcasting Station other than the following: (i) corporate administrative expenses, (ii) depreciation, (iii) amortization, (iv) interest expense and (v) provision for taxes.

                  "Broadcasting Station" means all related licenses (including FCC Licenses), franchises and permits issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and/or visual, radio or microwave signals within a geographic area for the purpose of providing commercial television or radio programming, together with all property owned or used in connection therewith, and all interest of such Person to receive revenues therefrom. The term "Broadcasting Station" shall also include a Person that owns one or more Broadcasting Stations.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" of any Person means expenditures (whether paid in cash or other consideration or accrued as a liability) made by such Person for fixed or capital assets or any other assets (tangible or intangible), which expenditures are required to be capitalized on a balance sheet of such Person under GAAP (excluding (i) any fees, taxes (other than income taxes), interest, and other financing costs, in each case to the extent capitalized, (ii) any asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, and (iii) any replacement assets acquired with the proceeds of insurance or of condemnation or eminent domain awards).

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, to the extent required to be capitalized in accordance with GAAP.

                  "Change in Control" means (i) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934), other than Permitted Holders, of securities representing 35% or more of the aggregate ordinary voting power or economic interests represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis, or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (a) nominated by the board of directors of the Borrower nor (b) appointed by directors so nominated.

                  "Change in Law" means (i) the adoption of any law, rule or regulation after the Agreement Date, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Agreement Date or (iii) compliance by any Credit Party (or, for purposes of Section 3.5(b), by any lending office of such Credit Party or by such Credit Party's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Agreement Date.

                  "Christian" means Edward K. Christian.

                  "Closing Date" means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.2).

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means any and all "Collateral" as defined in any applicable Security Document.

                  "Commitment Fee Percentage" means, at all times from and after the Agreement Date and during the applicable periods set forth below, the percentage set forth below under the heading "Commitment Fee Percentage":

WHEN THE LEVERAGE RATIO IS:                  COMMITMENT FEE PERCENTAGE
-----------------------------------------------------------------------------------------
                               WHEN THE CREDIT EXPOSURE IS
                               GREATER THAN OR EQUAL TO 50%   WHEN THE CREDIT EXPOSURE IS
GREATER THAN                      OF THE TOTAL REVOLVING      LESS THAN 50% OF THE TOTAL
OR EQUAL TO    AND LESS THAN           COMMITMENTS             REVOLVING COMMITMENTS
-----------------------------------------------------------------------------------------
 4.50:1.00                               0.500%                        0.625%
-----------------------------------------------------------------------------------------
                 4.50:1.00               0.375%                        0.500%
=========================================================================================

                  Changes in the Commitment Fee Percentage resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 6.1(e) and shall become effective three Business Days after the delivery of such Compliance Certificate to the Administrative Agent. Notwithstanding anything to the contrary in this definition, (i) if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio for purposes of this defined term only shall be deemed to be greater than or equal to 4.50:1.00 from and including such date to the third Business Day following the date of delivery to the Administrative Agent of such Compliance Certificate and (ii) during the period commencing on the Agreement Date and ending on the third Business Day after the date the Compliance Certificate in respect of the fiscal quarter ending immediately following the Agreement Date is delivered to the Administrative Agent, the Leverage Ratio for purposes of this defined term only shall be deemed to be the greater of (x) the actual Leverage Ratio as set forth in the most recently delivered Compliance Certificate or (y) less than 4.50:1.00.

                  "Communications Act" means the Federal Communications Act of 1934.

                  "Compliance Certificate" means a certificate, substantially in the form of Exhibit G.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Parties" means the Administrative Agent, the Issuing Bank and the Lenders.

                  "Credit Request" means a Credit Request, substantially in the form of Exhibit C, or in such other form as shall be acceptable to the Administrative Agent.

                  "Current Assets" means, as of any date of determination, all assets (other than cash and cash equivalents) of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis that, in accordance with GAAP, are properly classified as current assets as of such date.

                  "Current Liabilities" means, as of any date of determination, all liabilities of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis that, in accordance with GAAP, are properly classified as current liabilities as of such date (other than the current portion of long-term Indebtedness). Current Liabilities shall be calculated without regard to (i) any repayment of Revolving Loans with Net Proceeds and (ii) any borrowing of Revolving Loans, the proceeds of which are used to finance an acquisition permitted by Section 7.4(h).

                  "Default" means an Event of Default or any event or condition that upon notice, lapse of time or both would, unless cured or waived, would become an Event of Default.

                  "Disclosed Matters" means the actions, suits, proceedings and environmental matters disclosed in Schedule 4.6.

                  "Disqualified Equity Interest" means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part.

                  "Documentation Agent" means Fleet National Bank, in its capacity as documentation agent for the Lenders hereunder, together with any of its successors in such capacity.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, for any period, Adjusted Net Income for such period plus (A) (to the extent, but only to the extent, the following amounts have been deducted from earnings in the calculation of Adjusted Net Income for such period) the sum of, without duplication, (i) Interest Expense for such period, (ii) the aggregate amount of all federal, state and local income taxes accrued by the Borrower and its Restricted Subsidiaries for such period, (iii) the aggregate amount of depreciation and amortization expense (including programming amortization expense) of the Borrower and the Restricted Subsidiaries for such period, (iv) the aggregate amount of closing costs, if any, incurred by the Borrower and the Restricted Subsidiaries during such period, to the extent that such costs are non-recurring, (v) the aggregate amount of any non-cash charges of the Borrower during such period relating to the issuance or vesting of stock options granted by the Borrower to its employees or directors and minus (B) the sum of (i) the aggregate amount of all cash television programming payments made by the Borrower and the Restricted Subsidiaries during such period and (ii) the aggregate amount of any cash payments made by the Borrower or any Restricted Subsidiary during such period relating to any non-cash charges described in clause A(v) of this definition.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means, as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interest" means (i) shares of corporate stock, partnership interests, membership interests, and any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (i) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(a) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article 8.

                  "Excess Cash Flow" means, for any period, EBITDA for such period minus, without duplication, the sum of (i) federal, state and local income taxes of the Borrower and the Subsidiaries for such period paid in cash by the Borrower or any of its Restricted Subsidiaries during such period, (ii) all Capital Expenditures of the Borrower and its Restricted Subsidiaries made and permitted hereunder during such period (other than any such Capital Expenditures made with the proceeds of Indebtedness permitted under Section 7.1(a)(iii) and other than Capital Expenditures made in completing an acquisition permitted by Section 7.4(h)), (iii) Interest Expense for such period required to be paid in cash by the Borrower or any Restricted Subsidiary during such period, (iv) with respect to all Indebtedness under revolving credit facilities, an amount equal to the excess, if any, of (x) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such fiscal year, minus (y) the aggregate amount of all commitments under such revolving credit facilities at the end of such fiscal year, (v) the aggregate amount of mandatory permanent payments or prepayments of principal of Total Funded Debt during such period (other than any mandatory prepayment required as a result of a mandatory reduction of the Revolving Commitments described in
Section 2.5(d), (v) the excess (if any) of Working Capital as at the last day of such fiscal year over Working Capital as at the day before the first day of such fiscal year and (vi) $1,000,000.

                  "Exchange" means a like-kind exchange within the meaning of
Section 1031 of the Code.

                  "Exchange Deposit Arrangement" means the deposit of the proceeds received from an Exchange with the Exchange Agent pursuant to an intermediary agreement in all respects satisfactory to the Administrative Agent in connection with the qualification of an Exchange as a like-kind exchange under Section 1031 of the Code.

                  "Exchange Documents" means with respect to an Exchange, each applicable sales agreement, exchange agreement, qualified exchange trust agreement, Exchange Depository Arrangement and each other agreement, instrument or other document executed or delivered in connection therewith.

                  "Excluded Acquisition" means an acquisition consummated within the six year period ending on the Agreement Date if the Broadcast Cash Flow of the Broadcasting Station or Broadcasting Stations acquired in such acquisition for the four fiscal quarters ending on June 30, 2003 represents less than 5% of Aggregate Broadcast Cash Flow for such four fiscal quarters.

                  "Existing Credit Agreement" means the Credit Agreement, dated as of March 28, 2001, among the Borrower, certain of the Subsidiaries, the lenders party thereto, Fleet National Bank, as agent, Fleet Securities, Inc., as arranger, and BNY, as syndication agent.

                  "Existing Loan Documents" means, collectively, the Existing Credit Agreement and the other Loan Documents as defined therein.

                  "Excluded Taxes" means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located, including any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction, other than any such taxes that would not have been imposed but for the organization or residence by any Loan Party in the jurisdiction imposing the tax or the situs of any property securing the Obligations in the jurisdiction imposing the tax, and (ii) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Credit Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.7(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to Section 3.7(a).

                  "FCC" means the United States Federal Communications Commission or any agency succeeding to the functions thereof.

                  "FCC License" means any governmental approval or authorization issued to the Borrower or any Subsidiary by the FCC or acquired or otherwise transferred to the Borrower or any Subsidiary, pursuant to the Communications Act.

                  "FCC Order" means an Initial FCC Order or a Final FCC Order as the context may require.

                  "Federal Funds Effective Rate" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New

York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

                  "Final FCC Order" means, with respect to any assignment or transfer of FCC Licenses, an Initial FCC Order which shall not have been reversed, stayed, enjoined, annulled or suspended and the time for filing an appeal, petition for certiorari or other request for administrative or judicial relief, or for instituting administrative review of such order sua sponte, has expired and as to which no appeal, petition for certiorari or other formal request for administrative or judicial relief, or for instituting administrative review of such order sua sponte, has been filed and is pending or, if an appeal, petition for certiorari or other request for administrative or judicial relief, or for instituting administrative review of such order sua sponte, has been filed or taken, such Initial FCC Order has been affirmed (or such appeal, petition or other request for administrative or judicial relief has been dismissed as moot) by the highest court (or other tribunal having appellate jurisdiction over such Initial FCC Order) to which such Initial FCC Order was appealed or the petition for certiorari has been denied or, in the case of an Initial FCC Order which the FCC decided to review sua sponte, the FCC has either withdrawn or dismissed such review, and the time to take any further appeal or to seek further certiorari or judicial or administrative review has expired.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (i) EBITDA for the period of four consecutive fiscal quarters ending thereon to (ii) Fixed Charges for such period.

                  "Fixed Charges" means, for any period, the sum of each of the following with respect to the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP: (i) Interest Expense for such period, (ii) the aggregate amount of all Capital Expenditures made during such period (other than any such Capital Expenditures made with the proceeds of Indebtedness permitted under Section 7.1(a)(iii) and other than Capital Expenditures made in completing an acquisition permitted by Section 7.4(h)), (iii) with respect to all Indebtedness under revolving credit facilities, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of all such Indebtedness at the beginning of such period, minus (b) the aggregate amount of all commitments under such revolving credit facilities at the end of such period, (iv) the aggregate of all scheduled principal amounts that become payable during such period in respect of Total Funded Debt (excluding any prepayment under Section 2.7(b) by reason of a reduction of the total Revolving Commitments described in Section 2.5(d)), (v) the aggregate amount of all cash income taxes paid during such period, and (vi) the aggregate amount of all Restricted Payments made by the Borrower during such period in respect of its common stock (other than Restricted Payments paid in additional common stock).

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Loan Party is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranteed" has a meaning correlative thereto.

                  "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Secured Parties.

                  "Guarantee Documents" means the Guarantee Agreement and each other guarantee agreement, instrument or other document executed or delivered pursuant to Section 6.12 or 6.13 to guarantee any of the Obligations.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap, cap, collar, hedging or other like arrangement.

                  "Increasing Lender" has the meaning assigned to such term in
Section 2.5(f).

                  "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, including seller paper, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (including contingent payment, earn-out and similar obligations but excluding current accounts payable incurred in the ordinary course of business), (vi) all Capital Lease Obligations of such Person, (vii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (viii) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (e.g., take-or-pay obligations) or similar obligations, (x) to the extent not otherwise included, all net obligations of such Person under Hedging Agreements, (xi) any of the foregoing of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, and (xii) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnitee" has the meaning assigned to such term in Section 10.3(b).

                  "Information" has the meaning assigned to such term in Section 10.13.

                  "Initial FCC Order" means, with respect to any assignment or transfer of FCC Licenses, the initial order or other initial written action or actions by the FCC approving the assignment or transfer of such FCC Licenses for each Broadcasting Station to be acquired as part of such acquisition or transferred as part of a permitted transfer in the manner contemplated by the applicable acquisition documents, all in form and substance satisfactory to the Administrative Agent.

                  "Interest Coverage Ratio" means, as of any fiscal quarter end, the ratio of (i) EBITDA for the period of the four consecutive fiscal quarters ending thereon to (ii) Interest Expense (excluding, to the extent included therein, all fees paid to the Credit Parties on or about the Closing Date relating to the establishment of the credit facility evidenced hereby) for such period.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 3.2.

                  "Interest Expense" means, for any period, without duplication, the sum of (i) the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), of the Borrower and the Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP plus (ii) all commitment, letter of credit and similar fees payable by the Borrower and the Restricted Subsidiaries during such period in respect of Total Funded Debt, in each case determined on a consolidated basis in accordance with GAAP.

                  "Interest Payment Date" means (i) with respect to any ABR Loan, the last day of each March, June, September and December, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (iii) with respect to all Revolving Loans, the Maturity Date.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if made available by all of the Lenders, nine or twelve months thereafter, as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means BNY, in its capacity as issuer of Letters of Credit.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, (i) with respect to all of the Lenders, the sum, without duplication, of (x) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (y) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time and (ii) with respect to each Lender, its Applicable Percentage of the amount determined under clause (i).

                  "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or a Revolving Increase Supplement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit (and any successive renewals thereof) issued pursuant to this Credit Agreement.

                  "Leverage Ratio" means, as of any date, the ratio of (i) Total Funded Debt as of such date to (ii) Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, for the period of four consecutive fiscal quarters ending most recently before such date.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate of interest per annum as determined by the Administrative Agent, equal to the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the London interbank market as the rate at which BNY is offering dollar deposits in an amount approximately equal to its ratable share of such Eurodollar Borrowing with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Local Marketing Agreement" means, with respect to a Broadcasting Station operated by a Person, an agreement or arrangement with a Broadcasting Station operated by another Person pursuant to which the parties agree to function cooperatively in terms of programming, advertising, sales, management, consulting or similar services.

                  "Loan Documents" means this Credit Agreement, the Notes, the Guarantee Documents, the documentation in respect of each Letter of Credit and the Security Documents.

                  "Loan Parties" means the Borrower and the Subsidiary
Guarantors.

                  "Margin Stock" has the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of any Loan Document, (iii) the ability of any Loan Party to perform any of its material obligations under any Loan Document, (iv) the rights of or benefits available to any Credit Party under any Loan Document or (v) the perfection or priority of the Liens granted pursuant to the Security Documents.

                  "Material Obligations" means, as of any date, Indebtedness or other obligations (other than Indebtedness or other obligations under the Loan Documents) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Obligations, the "principal amount" of any Indebtedness or other obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary, as applicable, would be required to pay if such Indebtedness or other obligations became due and payable on such day.

                  "Maturity Date" means July 29, 2010.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event, (i) the cash proceeds received in respect of such event, including (a) any cash received in respect of any non-cash proceeds, but only as and when received, (b) in the case of a casualty, insurance proceeds, and (c) in the case of a condemnation or similar event, condemnation awards and similar payments, (ii) net of the sum of
(a) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries to third parties in connection with such event, (b) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction), or the issuance of Equity Interests, the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Indebtedness under the Loan Documents) secured by such asset or otherwise subject to mandatory payment as a result of such event and (c) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries and the amount of any cash reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that, with respect to any sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or, subject to Section 6.11, a casualty or other insured damage or condemnation or similar proceeding), if the Borrower shall deliver a certificate of a Financial Officer to the Administrative

Agent on or before the date of such sale, transfer, lease or other disposition setting forth the Borrower's or such Restricted Subsidiary's intent to use the proceeds of such sale, transfer, lease or other disposition to replace or repair the assets that are the subject thereof with, or otherwise purchase, other assets within 360 days of the receipt of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 360-day period, at which time such unapplied proceeds shall be deemed Net Proceeds.

                  "Notes" means, with respect to each Lender, a promissory note evidencing such Lender's Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns), substantially in the form of Exhibit D.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

                  "Participant" has the meaning assigned to such term in Section 10.4(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                           (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.4;

                           (b)      landlords', vendors', carriers',
         warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.4;

                           (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                           (d) deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 8;

                           (f) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and the Subsidiaries;

                           (g) Liens in favor of a financial institution encumbering deposits (including the right of set-off) held by such financial institution in the ordinary course of its commercial business and which are within the general parameters customary in the banking industry;

                           (h) Liens on the assets of any Subsidiary Guarantor in favor of the Borrower or any other Subsidiary Guarantor; and

                           (i) Liens on Margin Stock to the extent that a prohibition on such Liens would violate Regulation U.

                  "Permitted Holder" means, collectively, (i) Christian, (ii) Christian's spouse, (iii) members of their immediate family and their respective spouses and issue, (iv) the respective heirs and estates of each of the foregoing and (v) other than interests of remote contingent beneficiaries referenced in the relevant trust documents, any trusts created solely for the benefit of any one or more of the foregoing.

                  "Permitted Investments" means:

                           (a) debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States of America;

                           (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto, or from Moody's Investors Service, Inc., or any successor thereto;

                           (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or, to the extent not otherwise included, any Lender, and which is rated at least A-2 by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto, and P-2 by Moody's Investors Service, Inc. or any successor thereto in the note or commercial paper rating category, in each case denominated in dollars;

                           (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause
         (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

                           (e) money market mutual funds, 90% of the investments of which are in cash or investments contemplated by clauses
         (a), (b) and (c) of this definition.

                  "Permitted Seller Debt" means Seller Debt which bears interest at a fixed rate not in excess of 10% per annum and which is subordinated to the Obligations on terms satisfactory to the Administrative Agent, which terms shall include, among other things, the prohibition of principal, interest and other payments during any period during which a Default exists and is continuing. Permitted Seller Debt may be secured to the extent provided in
Section 7.2(f).

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Pledged Equity Interest" has the meaning set forth in Section 10.15.

                  "Pledged Note" has the meaning set forth in Section 6.13(d).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by BNY as its prime commercial lending rate at its principal office in New York City; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by BNY in connection with extensions of credit to borrowers.

                  "Reduction Event" means, without duplication:

                           (a)      any sale, transfer, lease or other
         disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, other than (i) dispositions described in clauses (a) and (b) of Section
         7.5 and (ii) any sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction) or series of related sales, transfers, leases or other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000;

                           (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary; and

                           (c) the issuance of any Equity Interest by any of the Restricted Subsidiaries, other than (i) to the Borrower or any Subsidiary Guarantor, (ii) any such issuance by a Restricted Subsidiary as consideration to the seller in connection with an acquisition by such Restricted Subsidiary permitted by Section 7.4(h), or (iii) the issuance of restricted Equity Interests for executive compensation, or in connection with any other employee stock ownership plan, in either case in the ordinary course of business of such Restricted Subsidiary,

                  "Register" has the meaning assigned to such term in Section 10.4(c).

                  "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having unused Revolving Commitments and Revolving Credit Exposures representing greater than 51% of the sum of the unused Revolving Commitments and Revolving Credit Exposures of all Lenders.

                  "Restricted Payment" means, as to any Person, (i) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (iii) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the Obligations, and (iv) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person.

                  "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder in an aggregate outstanding amount not exceeding the amount of such Lender's Revolving Commitment as set forth on Schedule 2.1, in the initial Revolving Increase Supplement executed and delivered by such Lender, the Borrower and the Administrative Agent, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, as such Revolving Commitment may be adjusted from time to time pursuant to Section 2.5 or pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial aggregate amount of the Revolving Commitments on the Agreement Date is $200,000,000.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans and LC Exposure at such time.

                  "Revolving Increase Supplement" means an increase supplement in the form of Exhibit H.

                  "Revolving Loan" or "Loan" means a loan referred to in Section
2.1 and made pursuant to Section 2.4.

                  "Secured Parties" means the "Secured Parties" as defined in the Security Agreement.

                  "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement and each other security agreement, instrument or other document executed or delivered pursuant to Sections 6.12 or 6.13 or Articles 4 or 11 of the Security Agreement to secure any of the Obligations.

                  "Seller Debt" means Indebtedness of a Loan Party to the seller in an acquisition permitted by Section 7.4(h).

                  "Seller Debt Documents" means, collectively, the promissory note, subordination agreement and all other agreements, instruments or other documents evidencing or relating to Seller Debt.

                  "Specified Event of Default" means any Event of Default other than an Event of Default described in subsections (c), (e) or (l) of Article 8.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Guarantor" means any Subsidiary that executes and delivers the Security Documents and the Guarantee Agreement, in each case in accordance with Sections 5.1(g), 5.1(h), 6.12 and 6.13.

                  "Syndication Agent" means Union Bank of California, N.A., in its capacity as syndication agent for the Lenders hereunder, together with any of its successors in such capacity.

                  "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Time Brokerage Agreement" means, with respect to a Broadcasting Station operated by a Person, an agreement that results in the sale by a licensee of a Broadcasting Station of discrete blocks of time to a "broker" that supplies the programming to fill such time block and sells the commercial spot announcements in such time block.

                  "Total Funded Debt" means, as of any date of determination, all Indebtedness of the Borrower and its Restricted Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP. The aggregate amount of Total Funded Debt at any time shall include all accrued interest which has become due and payable but has not been paid (whether or not capitalized) and the accreted amount of any subordinated debt issued with original issue discount.

                  "Transactions" means (i) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party,
(ii) the borrowing of the Revolving Loans and the issuance of the Letters of Credit, and (iii) the use of the proceeds of the Revolving Loans and the Letters of Credit.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "UCC" has the meaning assigned to such term in the Security Agreement.

                  "Unrestricted Subsidiary" means a Subsidiary designated as an Unrestricted Subsidiary in accordance with Section 10.14 and each subsidiary thereof.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" means, at any date of determination, the excess, if any, of Current Assets over Current Liabilities as of such date.

         Section 1.2 Classification of Revolving Loans and Revolving Borrowings

                  For purposes of this Credit Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., "Eurodollar Loans" and "Eurodollar Borrowings", respectively).

         Section 1.3 Terms Generally

                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 1.4 Accounting Terms; GAAP

                  As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement and (i) the Borrower notifies the Administrative Agent that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of GAAP in effect immediately after such change becomes effective or (ii) Required Lenders so object, then the Borrower's compliance with such ratio or requirement shall be determined on the basis of GAAP in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or Required Lenders, as the case may be, or the Borrower and Required Lenders otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Agreement shall be consistent with the Borrower's financial statements required to be delivered hereunder.

                                   ARTICLE 2.

                                   THE CREDITS

         Section 2.1 Revolving Commitments

                  Subject to the terms and conditions hereof, each Lender agrees to make Revolving Loans to the Borrower in dollars from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         Section 2.2 Revolving Loans and Revolving Borrowings

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Revolving Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

                  (b) Subject to Section 3.4, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as applicable, in each case as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.8(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of seven Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         Section 2.3 Requests for Revolving Borrowings

                  (a) To request a Revolving Borrowing, the Borrower shall deliver a Credit Request to the Administrative Agent by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) or notify the Administrative Agent by telephone, in each case to be promptly confirmed by the delivery to the Administrative Agent of a signed Credit Request (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the Borrowing. Each such Credit Request (including each such telephonic request) shall be irrevocable and shall specify the following information in compliance with Section 2.2:

                           (i) the aggregate amount of the requested Revolving Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day;

                           (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                           (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                           (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4; and

                           (vi) a reasonably detailed calculation of the Leverage Ratio on a pro forma basis immediately after giving effect to such Borrowing.

                  (b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Credit Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         Section 2.4 Funding of Revolving Borrowings

                  (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to Section 5.2, the Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Credit Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.8(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4(a) or Section 2.8(e) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate that would be otherwise applicable to such Revolving Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Revolving Borrowing.

         Section 2.5 Termination, Reduction and Increase of Revolving
Commitments

                  (a) Termination on Maturity Date. Unless previously terminated in accordance with the provisions of this Credit Agreement, the Revolving Commitments shall terminate on the Maturity Date.

                  (b) Scheduled Reductions. Subject to Section 2.5(e), commencing on March 31, 2006, on each date below, the Revolving Commitments shall be automatically and permanently reduced by an amount equal to the total Revolving Commitments as in effect on March 31, 2006 multiplied by the percentage set forth in the following table adjacent to such date and under the heading "Percentage":

      Date               Percentage                 Date               Percentage
---------------------------------------------------------------------------------
  March 31, 2006            3.125%               June 30, 2008            5.000%
---------------------------------------------------------------------------------
   June 30, 2006            3.125%            September 30, 2008          5.000%
---------------------------------------------------------------------------------
September 30, 2006          3.125%             December 31, 2008          5.000%
---------------------------------------------------------------------------------
 December 31, 2006          3.125%              March 31, 2009            6.250%
---------------------------------------------------------------------------------
  March 31, 2007            4.375%               June 30, 2009            6.250%
---------------------------------------------------------------------------------
   June 30, 2007            4.375%            September 30, 2009          6.250%
---------------------------------------------------------------------------------
September 30, 2007          4.375%             December 31, 2009          6.250%
---------------------------------------------------------------------------------
 December 31, 2007          4.375%              March 31, 2010           12.500%
---------------------------------------------------------------------------------
  March 31, 2008            5.000%               Maturity Date           12.500%
---------------------------------------------------------------------------------

                  (c) Voluntary Reductions. The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments, provided that
(i) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.7, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments, and (ii) each such reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

                  (d) Mandatory Reductions. In addition to any termination or reduction of the Revolving Commitments under paragraphs (a), (b) and (c) of this Section, the Revolving Commitments shall be permanently reduced as follows:

                           (i) Receipt of Net Proceeds. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Reduction Event, then, immediately after such Net Proceeds are received, the Revolving Commitments shall be automatically reduced in an aggregate amount equal to such Net Proceeds.

                           (ii) Excess Cash Flow. On the last day of the first fiscal quarter of each year (commencing on March 31, 2005), the Revolving Commitments shall be automatically reduced in an aggregate amount equal to 40% of the Excess Cash Flow for the most recently completed fiscal year of the Borrower, in the event that the Leverage Ratio as at the end of such fiscal year is greater than or equal to 4.00:1.00.

                  (e) Notice of Termination and Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction, and any termination, of the Revolving Commitments shall be permanent and each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. Simultaneously with each reduction of the Revolving Commitments pursuant to Sections 2.5(c) and 2.5(d), the aggregate amount of such reduction shall be automatically applied to the remaining amounts set forth in the reduction schedule in Section 2.5(b) in the inverse order thereof.

                  (f) Increase for Total Revolving Commitments. The Borrower may at any time and from time to time prior to March 31, 2006, at its sole cost, expense and effort, request any one or more of the Lenders to increase its Revolving Commitment (the decision to increase the Revolving Commitment of a Lender to be within the sole and absolute discretion of such Lender), or any other Person reasonably satisfactory to the Administrative Agent and the Issuing Bank to provide a new Revolving Commitment, by submitting a Revolving Increase Supplement duly executed by the Borrower and each such Lender (each, an "Increasing Lender") or other Person, as the case may be. If such Revolving Increase Supplement is in all respects reasonably satisfactory to the Administrative Agent and the Issuing Bank, the Administrative Agent and the Issuing Bank shall execute such Revolving Increase Supplement and deliver a copy thereof to the Borrower and each such increasing Lender or other Person, as the case may be. Upon execution and delivery of such Revolving Increase Supplement by the Administrative Agent and the Issuing Bank, (x) in the case of each such increasing Lender, its Revolving Commitment shall be increased to the amount set forth in such Revolving Increase Supplement, (y) in the case of each such other Person, such other Person shall become a party hereto and shall for all purposes of the Loan Documents be deemed a "Lender" as set forth in such Revolving Increase Supplement, and (z) in each case, the Revolving Commitment of such increasing Lender or such other Person, as the case may be, shall be as set forth in the applicable Revolving Increase Supplement; provided that:

                           (i) immediately after giving effect thereto, the sum of all increases in the aggregate Revolving Commitments made pursuant to this Section 2.5(f) shall not exceed $75,000,000;

                           (ii)     each such increase of the aggregate
         Revolving Commitments shall be in an amount not less than $10,000,000 or such amount plus an integral multiple of $5,000,000;

                           (iii) if Revolving Loans would be outstanding immediately after giving effect to any such increase, then simultaneously with such increase (1) each such increasing Lender, each such other Person and each other Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit A, pursuant to which each such other Lender shall have assigned to each such increasing Lender and each such other Person a portion of its Revolving Loans necessary to reflect proportionately the Revolving Commitments as adjusted in accordance with this subsection (f), and (2) in connection with such assignment, each such increasing Lender and each such other Person shall pay to the Administrative Agent, for the account of each such other Lender, such amount as shall be necessary to reflect the assignment to it of Revolving Loans, and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Borrowings as a prepayment of such Eurodollar Borrowings for purposes of Section 3.6;

                           (iv) each such other Person shall have delivered to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such other Person pursuant to Section 3.7; and

                           (v) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate of a Financial Officer demonstrating pro forma compliance with the terms of this Credit Agreement after giving effect to such increase and any Borrowings made or Letters of Credit issued on the effective date of such increase, and the Administrative Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such increase.

         Section 2.6 Repayment of Revolving Loans; Evidence of Debt

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall, to the extent not inconsistent with any entries made in the Notes, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Credit Agreement.

                  (e) The Borrower shall prepare, execute and deliver to each Lender, a Note payable to the order of such Lender, substantially in the form of Exhibit D. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.

         Section 2.7 Prepayment of Loans

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Revolving Borrowing in whole or in part, subject to the requirements of this Section,

                  (b) In the event of any partial reduction or termination of the Revolving Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the sum of the Revolving Credit Exposures after giving effect thereto and (ii) if such sum would exceed the total Revolving Commitments after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay Revolving Borrowings in an amount sufficient to eliminate such excess.

                  (c) The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder, (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time,

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one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Eurodollar Borrowing under Section 2.7(a) shall, when added to the amount of each concurrent reduction of the Revolving Commitments and prepayment of Borrowings under such Sections, be in an integral multiple of $100,000 and not less than $1,000,000. Each partial prepayment of any ABR Borrowing under Section 2.7(a) shall, when added to the amount of each concurrent reduction of the Revolving Commitments and prepayment of Borrowings under such Sections, be in an integral multiple of $100,000 and not less than $100,000. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1.

         Section 2.8 Letters of Credit

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars for its own account, in a form acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Closing Date to the fifth Business Day preceding the last day of the Availability Period. In the event of any inconsistency between the terms and conditions of this Credit Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Credit Agreement shall control.

                  (b) Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (not later than three Business Days before the requested date of issuance, amendment, renewal or extension) a Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $5,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Maturity Date, provided that any Letter of

Credit may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date that is five Business Days prior to the Maturity Date).

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that no Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Issuing Bank shall (i) notify the Borrower to reimburse the Issuing Bank therefor, in which case the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement and any accrued interest thereon not later than 1:00 p.m., New York City time, on (A) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if the LC Disbursement is equal to or greater than $100,000, the Borrower may, subject to the conditions of borrowing set forth herein, request in accordance with Section 2.3 or this Section 2.8 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, and/or (ii) notify the Administrative Agent that the Issuing Bank is requesting that the Lenders make an ABR Revolving Borrowing in an amount equal to such LC Disbursement and any accrued interest thereon, in which case (A) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of such ABR Revolving Borrowing, and (B) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any Loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders on (1) the Business Day that such Lender receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt or (2) the Business Day immediately following the day that such Lender receives such notice, if such notice is not received prior to such time on the day of receipt. Such Loans shall, for all purposes hereof, be deemed to be an ABR Revolving Borrowing referred to in Section 2.2(a) and made pursuant to Section 2.3, and the Lenders obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans available to the Issuing Bank by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Issuing Bank for the purpose of repaying in full the LC Disbursement and all accrued interest thereon.

                  (f) Obligations Absolute. The Borrower's obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Credit Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither any Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify (which may include telephonic notice, promptly confirmed by facsimile) the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.1(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Cash Collateral. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Revolving Loans has been accelerated, Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Article 8. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Credit Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same, provided that, at the request of the Borrower, such deposit shall be invested by the Administrative Agent in direct short term obligations of, or short term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Credit Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         Section 2.9 Payments Generally; Pro Rata Treatment; Sharing of Setoffs

                  (a) Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, LC Disbursements, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at One Wall Street, New York, New York, or such other office as to which the Administrative Agent may notify the other parties hereto, except payments to be made to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 3.5, 3.6, 3.7 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, unreimbursed LC Disbursements, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Revolving Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans and participations in LC Disbursements, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from a Loan Party prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Loan Party will not make such payment, the Administrative Agent may assume that such Loan Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if such Loan Party has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.8(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the

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Administrative Agent for the account of such Credit Party to satisfy such Credit
Party's obligations under such Sections until all such unsatisfied obligations are fully paid.

                                   ARTICLE 3.

                     INTEREST, FEES, YIELD PROTECTION, ETC.

         Section 3.1 Interest

                  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (b) Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings as provided in the preceding paragraph of this Section. In addition, notwithstanding the foregoing, if a Specified Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower then, so long as such Specified Event of Default is continuing, all outstanding principal of each Revolving Loan, all unreimbursed reimbursement obligations in respect of all LC Disbursements, all interest and all fees shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Revolving Loan as provided in the preceding paragraph of this Section, to such unreimbursed reimbursement obligations in accordance with Section 2.8(h), and to such interest, fees and other amounts as provided in the first sentence of this paragraph.

                  (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly demonstrable error.

         Section 3.2 Interest Elections Relating to Revolving Borrowings

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Credit Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Credit Request. Thereafter, the Borrower may elect to convert such Revolving Borrowing to a different Type or to continue such Revolving Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Revolving Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Revolving Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall deliver to the Administrative Agent a signed Interest Election Request in a form approved by the Administrative Agent (or notify the Administrative Agent by telephone, to be promptly confirmed by delivery to the Administrative Agent of a signed Interest Election Request) by the time that a Credit Request would be required under Section 2.3 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.

                  (c) Each such telephonic and written Interest Election Request shall be irrevocable and shall specify the following information:

                           (i) the Revolving Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Revolving Borrowing);

                           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Revolving Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                           (iv) if the resulting Revolving Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Revolving Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the

Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         Section 3.3 Fees

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee, which shall accrue at a rate per annum equal to the Commitment Fee Percentage on the daily amount of the unused Revolving Commitment during the period from and including the date on which this Credit Agreement becomes effective pursuant to Section 10.6 (without giving effect to the parenthetical contained in such Section) to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Revolving Commitments are permanently reduced and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and
(ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary herein, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, in the case of participation fees, or the Issuing Bank, in the case of fronting fees, so notifies the Borrower, then, so long as such Event of Default is continuing, all participation fees and fronting fees shall be calculated at a rate per annum equal to 2% plus the rate otherwise applicable thereto and shall be payable on demand.

                  (c) The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party.

                  (d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds and shall not be refundable under any circumstances.

         Section 3.4 Alternate Rate of Interest

                  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                           (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                           (b) the Administrative Agent is advised by Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Credit Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         Section 3.5 Increased Costs; Illegality

                  (a)      If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                           (ii) impose on any Credit Party or the London interbank market any other condition affecting this Credit Agreement, any Eurodollar Loans made by such Credit Party or any participation therein or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Credit Party of making or maintaining any Eurodollar Loan or the cost to such Credit Party of issuing, participating in or maintaining any Letter of Credit hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.

                  (b) If any Credit Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, as a consequence of this Credit Agreement or the Revolving Loans made, the Letters of Credit issued or the participations therein held, by such Credit Party to a level below that which such Credit Party or such Credit Party's holding company could have achieved but for such Change in Law (taking into consideration such Credit

Party's policies and the policies of such Credit Party's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party's holding company for any such reduction suffered.

                  (c) A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Credit Party's intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding any other provision of this Credit Agreement, if, after the Agreement Date, any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                           (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

                           (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         Section 3.6 Break Funding Payments

                  In the event of (i) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(d) and is revoked in accordance therewith), or (iv) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 3.8(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (a) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (b) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

         Section 3.7 Taxes

                  (a) Any and all payments by or on account of any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if such Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Loan Party shall indemnify each Credit Party, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of such Loan Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Loan Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         Section 3.8 Mitigation Obligations

                  (a) If any Lender requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans or Letters of Credit (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to Section 3.5 or 3.7, as applicable, in the future and (ii) would not subject such Lender or any of its Affiliates to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or any of its Affiliates. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, in an aggregate amount in excess of $5,000, or if any Lender defaults in its obligations to fund Revolving Loans, then the Borrower may, at its sole expense (including the fees referred to in Section 10.4(b)) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such replacement does not conflict with any requirement of law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.8(a) so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.5 or 3.7,
(iv) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank to any replacement Lender which is not then a Lender, which consents shall not unreasonably be withheld, (v) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (vi) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such

Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Until such time as such replacement shall be consummated, (i) the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 or 3.7, as the case may be, and (ii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower or any Credit Party shall have against the replaced Lender.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Credit Parties that:

         Section 4.1 Organization; Powers

                  Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, unless the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.2 Authorization; Enforceability

                  The Transactions are within the corporate, partnership, limited liability or other analogous powers of each of the Borrower and the Restricted Subsidiaries to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership, limited liability or other analogous and, if required, equity holder action. Each Loan Document has been duly executed and delivered by each of the Borrower and the Restricted Subsidiaries to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         Section 4.3 Governmental Approvals; No Conflicts

                  The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (including the FCC), except (x) such as have been obtained or made and are in full force and effect, (y) the filing of UCC financing statements and the recording of the Security Agreement with the United States Patent and Trademark Office and (z) the filing of a copy of the Credit Agreement and the Security Documents with the FCC and the filing of a copy of the Credit Agreement with the Securities and Exchange Commission in accordance with applicable law, which filings (or the failure to file) do not affect the validity or enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, limited liability company operating agreement, by laws or other organizational documents of the Borrower or any of the Restricted Subsidiaries or any order of any Governmental Authority (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Restricted Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Restricted Subsidiaries (other than Liens permitted by Section 7.2).

         Section 4.4 Financial Condition; No Material Adverse Change

                  (a) The Borrower has heretofore furnished to the Credit Parties (i) its Form 10-K for the fiscal year ended December 31, 2002 containing the consolidated balance sheet and statements of income, stockholders' equity and cash flows of the Borrower and the Subsidiaries as of and for the fiscal year ended December 31, 2000, 2001 and 2002, audited and reported on by Ernst & Young, LLP, independent public accountants, and (ii) its Form 10-Q for the fiscal quarter ended March 31, 2003 containing the consolidated balance sheet and consolidated statements of income and cash flows of the Borrower and the Subsidiaries as of and for the fiscal quarter ended March 31, 2003 and the portion of the fiscal year then ended, certified by its chief financial officer. The financial statements referred to in clauses (i) and (ii) above present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and consolidated Subsidiaries as of such dates and for the indicated periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Neither the Borrower nor any Restricted Subsidiary has any material contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments as of the Agreement Date which are not reflected in the financial statements referred to above or in the notes thereto.

                  (b) Since December 31, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.

         Section 4.5 Properties

                  (a) Each of the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and the Restricted Subsidiaries owns, or is entitled to use, all trademarks, trade names, copyrights, patents and other intellectual property and rights with respect to the foregoing material to its business without any known conflict with the trademarks, trade names, copyrights, patents or other intellectual property or rights with respect to the foregoing of any other Person and the use thereof by the Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.6 Litigation and Environmental Matters

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Restricted Subsidiaries (i) that, if adversely determined (and there exists a reasonable possibility of such adverse determination), could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Restricted Subsidiaries (i) have failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) have become subject to any Environmental Liability, (iii) have received notice of any claim with respect to any Environmental Liability or (iv) know of any basis for any Environmental Liability.

                  (c) Since the Agreement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         Section 4.7 Compliance with Laws and Agreements

                  Each of the Borrower and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.8 Investment and Holding Company Status

                  Neither the Borrower nor any of the Restricted Subsidiaries is
(i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         Section 4.9 Taxes

                  Each of the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (after giving effect to all applicable extensions of time to file) and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.10 ERISA

                  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan $10,000, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than $10,000.

         Section 4.11 Disclosure

                  None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Restricted Subsidiary to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         Section 4.12 Subsidiaries

                  On the Agreement Date, the Borrower has no direct or indirect Subsidiaries or investments (other than Permitted Investments) in, or joint ventures or partnerships with, any Person, except as disclosed in Schedule 4.12. Such Schedule sets forth the ownership interest of the Borrower in each Subsidiary and identifies each Subsidiary that is a Subsidiary Guarantor or an Unrestricted Subsidiary, in each case on the Agreement Date. Neither the Borrower nor any Restricted Subsidiary has issued any Disqualified Equity Interests and there are no outstanding options or warrants to purchase Equity Interests of any Restricted Subsidiary of any class or kind, and there are no agreements, voting trusts or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing.

         Section 4.13 Insurance

                  Schedule 4.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries on the Agreement Date. As of the Agreement Date, all premiums in respect of such insurance that are due and payable have been paid.

         Section 4.14 Labor Matters

                  Except for the Disclosed Matters, (i) there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened, (ii) the hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iii) all material payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

         Section 4.15 Solvency

                  Immediately after the consummation of each Transaction, (i) the fair value of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and the Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) each of the Borrower and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) each of the Borrower and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.

         Section 4.16 Federal Reserve Regulations

                  (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Immediately before and after giving effect to the making of each Loan and/or the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of the Borrower's assets as determined in accordance with Regulation U.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X or (ii) to fund a personal loan to or for the benefit of a director or executive officer of a Borrower or, to the extent prohibited by applicable law, any Subsidiary.

         Section 4.17 Broadcasting Business

                  (a) Each of the Borrower and the Restricted Subsidiaries are the holders of all FCC Licenses (other than Auxiliary Licenses) and all material Auxiliary Licenses duly issued in respect of all Broadcasting Stations owned and operated by the Borrower or such Restricted Subsidiary. As of the Agreement Date, all of the FCC Licenses (other than Auxiliary Licenses) issued to the Borrower or any Restricted Subsidiary are as set forth on Schedule 4.17. Such FCC Licenses (other than Auxiliary Licenses) and all material Auxiliary Licenses constitute all of the authorizations by the FCC or any other Governmental Authority necessary for the operation of the business of the Borrower and each Restricted Subsidiary substantially in the manner presently being conducted by it, and such FCC Licenses (other than Auxiliary Licenses) and material Auxiliary Licenses are validly issued and in full force and effect, unimpaired by any act or omission by the Borrower or such Restricted Subsidiary. To the best of the Borrower's knowledge, except as set forth in Schedule 4.17, neither the Borrower nor any Restricted Subsidiary is a party to any investigation, notice of violation, order or complaint issued by or before the FCC which could reasonably be expected to have a Material Adverse Effect. Except for applications for renewal of FCC Licenses that are pending or may become pending during the term of this Credit Agreement, such proceedings that affect the radio or television broadcasting industry generally and as set forth in
Schedule 4.17, there are no proceedings by or before the FCC, which could in any manner materially threaten or adversely affect the validity of any of such FCC Licenses (other than Auxiliary Licenses) or any of the material Auxiliary Licenses. Neither the Borrower nor any Restricted Subsidiary has knowledge of a threat of any investigation, notice of violation, order, complaint or proceeding before the FCC which could reasonably be expected to have a Material Adverse Effect or has any reason to believe that any of such FCC Licenses (except for Auxiliary Licenses) or material Auxiliary Licenses will not be renewed in the ordinary course.

                  (b) The Borrower and each Restricted Subsidiary (i) have duly and timely filed all filings which are required to be filed by the Borrower and such Subsidiary under the Communications Act and the rules and regulations of the FCC, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (ii) are in all respects in compliance with the Communications Act, including the rules and regulations of the FCC relating to the transmission of radio and television signals, the failure to comply of which could reasonably be expected to have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.17, as of the Agreement Date, neither the Borrower nor any Restricted Subsidiary is a party to any Local Marketing Agreement or Time Brokerage Agreement.

                  (d) As of the Agreement Date, none of the Auxiliary Licenses is material to the business of the Borrower or any Restricted Subsidiary.

         Section 4.18 Certain Acquisitions

                  Schedule 4.18 sets forth each acquisition made by a Loan Party during the six year period ending on the Agreement Date, the Broadcast Cash Flow for the four fiscal quarters ended June 30, 2003 of the Broadcasting Station or Broadcasting Stations acquired in such acquisition is greater than or equal to 5% of the Aggregate Broadcast Cash Flow for such four fiscal quarters. With respect to each such acquisition, Schedule 4.18 sets forth the seller's name, jurisdiction of organization, address (including street address, county and state) of its chief executive office and the location (including street address, county and state) of all its property acquired in such acquisition.

         Section 4.19 Tax Shelter Regulations

                  No Loan Party intends to treat the Revolving Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event that the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof in accordance with Section 6.2(d). In the event that the Borrower so notifies Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Revolving Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and that such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE 5.

                                   CONDITIONS

         Section 5.1 Closing Date

                  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

                           (a)      Credit Agreement. The Administrative Agent
(or its counsel) shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.

                           (b)      Notes. The Administrative Agent shall have
received a Note for each Lender signed on behalf of the Borrower.

                           (c)      Legal Opinions. The Administrative Agent
shall have received a favorable written opinion (addressed to the Credit Parties and dated the Effective Date) from each of (i) Edwards & Angell, LLP, special counsel to the Loan Parties, substantially in the form of Exhibit B, and (ii) Smithwick & Belendiuk, P.C., special communications counsel to the Loan Parties, substantially in the form of Exhibit B-1, in each case covering such other matters relating to the Loan Parties, the Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                           (d)      Organizational Documents, etc. The
Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions, the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                           (e)      Officer's Certificate. The Administrative
Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, dated the Closing Date and signed by the chief executive officer or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2.

                           (f)      Fees and Expenses. The Administrative Agent
shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                           (g)      Guarantee Agreement. The Administrative
Agent shall have received counterparts of the Guarantee Agreement signed on behalf of the Borrower and each Restricted Subsidiary party thereto.

                           (h)      Security Agreement. The Administrative Agent
shall have received counterparts of the Security Agreement signed on behalf of the Borrower and each Restricted Subsidiary party thereto, together with the following:

                                    (i)      any certificated securities
         representing shares of capital stock or other similar interests owned by or on behalf of any Loan Party constituting Collateral as of the Closing Date after giving effect to the Transactions;

                                    (ii)     each promissory note and other
         instruments evidencing all loans, advances and other debt owed or owing to any Loan Party constituting Collateral as of the Closing Date after giving effect to the Transactions to the extent constituting a Pledged Note;

                                    (iii)    stock powers and instruments of
         transfer, endorsed in blank, with respect to such certificated securities, promissory notes and other instruments;

                                    (iv)     all instruments and other
         documents, including UCC financing statements required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement, provided, however, that (x) no filings (other than the filing of UCC financing statements referred to above) shall be made to perfect liens on motor vehicles and (y) no fixture filings shall be made; and

                                    (v)      results of a search of the UCC (or
         equivalent) filings made and tax and judgment lien searches with respect to the Loan Parties in the jurisdictions contemplated by the Security Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
         Section 7.2 or have been released, provided, however, that searches in respect of Excluded Acquisitions shall not be performed.

                           (i)      Insurance. The Administrative Agent shall
have received (i) evidence satisfactory to it that the insurance required by
Section 6.10 is in effect and (ii) the loss payee endorsements required by the Security Agreement.

                           (j)      No Violation. The performance by each Loan
Party of its obligations under each Loan Document shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of any Loan Party or any other Subsidiary.

                           (k)      Termination of Existing Loan Documents.
After giving effect to the application of the proceeds of the Revolving Loans on the Closing Date, the Indebtedness under the Existing Loan Documents shall have been fully repaid, the Existing Loan Documents shall have been canceled or terminated, the Borrower and each of its Subsidiaries shall have been released from all liability thereunder (other than indemnification obligations under the existing credit agreement which, by their terms, survive such termination), all Liens securing such Indebtedness shall have been released and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

                           (l)      No Other Indebtedness. The Administrative
Agent shall have received a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, dated the Closing Date, to the effect that after giving effect to the Transactions occurring on or prior to the Closing Date, neither the Borrower nor any of the Restricted Subsidiaries shall have outstanding any Indebtedness, other than as permitted under Section 7.1.

                           (m)      Environmental Matters; No Litigation. Each
Lender shall be reasonably satisfied (i) with the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Restricted Subsidiaries may be subject, or with the plans of the Borrower with respect thereto, (ii) that there shall be no litigation or administrative proceeding, or regulatory development, that would reasonably be expected to have a material adverse effect on (A) the business, assets, operations, prospects, condition (financial or otherwise), or material agreements of the Borrower and the Restricted Subsidiaries, taken as a whole, (B) the ability of any Loan Party to perform any of its obligations under any Loan Document or (C) the rights of or benefits available to any Credit Party under any Loan Document, (iii) with the current status of, and the terms of any settlement or other resolution of, any litigation or other proceedings brought against the Borrower or any Restricted Subsidiary relating to its business, or (iv) with the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements among, the Borrower and the Restricted Subsidiaries, and with the plans of the Borrower with respect thereto.

                           (n)      No Material Adverse Change. The
Administrative Agent shall have received a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, dated the Closing Date, to the effect that no material adverse change or material adverse condition in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Borrower and the Restricted Subsidiaries, taken as a whole, has occurred since December 31, 2002.

                           (o)      Pro Forma Compliance. The Administrative
Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer, setting forth reasonably detailed calculations demonstrating compliance with Section 7.12 on a pro forma basis immediately after giving effect to the Transactions occurring on the Closing Date.

         The Administrative Agent shall notify the Borrower and the Credit Parties of each of the Closing Date, and each such notice shall be conclusive and binding. The Administrative Agent shall be entitled to assume that each of the conditions set forth in Sections 5.1(j), (m) and (n), has been satisfied unless it shall have received notice expressly to the contrary from a Credit Party or a Loan Party. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on August 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).

         Section 5.2 Each Credit Event

                  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, increase, amend, renew or extend a Letter of Credit, is subject to the satisfaction of the following conditions:

                           (a)      The representations and warranties of the
Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of such issuance, increase, amendment, renewal or extension, as applicable, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                           (b)      At the time of and immediately after giving
effect to such Borrowing or such issuance, increase, amendment, renewal or extension, as applicable, no Default shall have occurred and be continuing.

                           (c)      The Administrative Agent shall have received
such other documentation and assurances as shall be reasonably required by it in connection therewith.

         Each Borrowing and each issuance, increase, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

         Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

         Section 6.1 Financial Statements and Other Information

                  The Borrower will furnish to the Administrative Agent and each Lender either in hard copy or by electronic communication (including by email, internet and intranet websites) pursuant to procedures approved by the Administrative Agent:

                           (a)      within 90 days after the end of each fiscal
year, its Form 10-K containing its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                           (b)      within 90 days after the end of each fiscal
year, its unaudited consolidating balance sheets and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes, together with a schedule of other financial information consisting of consolidating or combining details in columnar form with the Subsidiaries separately identified, in accordance with GAAP consistently applied;

                           (c)      within 60 days after the end of each of the
first three fiscal quarters of each fiscal year, its Form 10-Q containing its unaudited consolidated balance sheet and related unaudited statements of income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

                           (d)      within 60 days after the end of each of the
first three fiscal quarters of each fiscal year, (i) its unaudited consolidating balance sheet and related unaudited statements of income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Restricted Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes, together with a schedule of other financial information consisting of consolidating or combining details in columnar form with the Restricted Subsidiaries separately identified, in accordance with GAAP consistently applied;

                           (e)      concurrently with any delivery of financial
statements under clause (a), (b), (c) or (d) above, a Compliance Certificate signed by a Financial Officer (i) attaching reasonably detailed calculations demonstrating compliance with Section 7.12, (ii) listing the Subsidiary Guarantors and the Unrestricted Subsidiaries as of the date of such Compliance Certificate, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4(a) which have affected the preparation of the financial statements accompanying such Compliance Certificate or any of the financial covenants contained in Section 7.12 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (iv) containing either a certification that no Default or Event of Default exists or, specifying the nature of each such Default or Event of Default, the nature and status thereof and any action take or proposed to be taken with respect thereto, (v) certifying that there have been no changes to the jurisdiction of organization nor legal name of any Loan Party since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement, and (vi) containing either a certification that there has been no change to the information disclosed in the Schedules to the Security Agreement or, after the delivery of the first certification delivered pursuant to this subsection, as previously certified, or, if so, specifying all such changes;

                           (f)      concurrently with any delivery of financial
statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                           (g)      promptly after the same become publicly
available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                           (h)      annually, as soon as available but in any
event within 30 days after the last day of each fiscal year, a summary of business plans in the form of consolidated and consolidating (on a market-by-market basis) financial operating projections for the Borrower and its Restricted Subsidiaries for the upcoming year, including (i) balance sheets, and
(ii) statements of operations and cash flows (indicating projected revenues and expenses), each prepared for the upcoming fiscal year on a monthly basis (together with reasonable assumptions and explanations attached thereto), all in form and substance satisfactory to the Administrative Agent;

                           (i)      promptly after the same becomes available,
copies of all communications received which allege a claimed violation of the Communications Act by the Borrower or any Restricted Subsidiary;

                           (j)      promptly following any request therefor,
such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as any Credit Party may reasonably request.

         Section 6.2 Notices of Material Events

                  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                           (a)      the occurrence of any Default, provided,
however, that notice of the occurrence of any Default (other than any Event of Default) shall not be required if the Borrower intends to cure such Default within five Business Days and in fact cures such Default within such time period, provided, further, that if such Default is not so cured within such period, notice of the occurrence of such Default shall be required to be given no later than the expiration of such period;

                           (b)      the filing or commencement of any action,
suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect;

                           (c)      as soon as possible and in no event later
than five (5) Business Days after the receipt thereof by the Borrower or any of its Restricted Subsidiaries, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any Environmental Liability of the Borrower or any of its Restricted Subsidiaries, in each case, which could reasonably be expected to have a Material Adverse Effect; and

                           (d)      promptly after Borrower has notified Agent
of any intention by Borrower to treat the Revolving Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

                           (e)      the occurrence of any ERISA Event that,
alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding $500,000; and

                           (f)      any other development that results in, or
could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 6.3 Existence; Conduct of Business

                  The Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses including FCC Licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any sale, lease, transfer or other disposition permitted by Section 7.5.

         Section 6.4 Payment and Performance of Obligations

                  The Borrower will, and will cause each of the Restricted Subsidiaries to, pay or perform its obligations, including Tax liabilities, that, if not paid or performed, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect, provided that nothing in this Section shall be deemed to require any Loan Party to pay any subordinated Indebtedness in violation of the subordination provisions applicable thereto.

         Section 6.5 Maintenance of Properties

                  The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 6.6 Books and Records; Inspection Rights

                  The Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         Section 6.7 Compliance with Laws

                  The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.8 Use of Proceeds

                  The proceeds of the Revolving Loans and the Letters of Credit will be used only as follows: (i) to refinance the Indebtedness under the Existing Loan Documents, (ii) to reimburse the Letter of Credit Issuer in respect of amounts drawn under Letters of Credit, (iii) to finance acquisitions permitted by this Credit Agreement, (iv) to pay transaction fees and expenses and (v) for general corporate purposes not inconsistent with the terms hereof, including the making of Restricted Payments permitted by Section 7.8(c)(i). No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to
(x) purchase, acquire or carry any Margin Stock, (y) for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X, or (z) to make a loan to any director or executive officer of the Borrower or any Subsidiary.

         Section 6.9 Information Regarding Collateral

                  The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name or jurisdiction of incorporation or formation of any Loan Party, (ii) the location of the chief executive office of any Loan Party, its principal place of business, any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf (including the establishment of any such new office or facility), (iii) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading, or (iv) the Federal Taxpayer Identification Number or company organizational number of any Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal, and perfected security interest in all the Collateral with priority required by the Security Documents. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

         Section 6.10 Insurance

                  The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, fidelity, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (ii) such other insurance as is required pursuant to the terms of any Security Document.

         Section 6.11 Casualty and Condemnation

                  (a) The Borrower will furnish to the Credit Parties prompt written notice of any casualty or other insured damage to any portion of any property owned or held by or on behalf of itself or any Restricted Subsidiary or the commencement of any action or proceeding for the taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any Reduction Event results in Net Proceeds (whether in the form of insurance proceeds, condemnation, award or otherwise), the Administrative Agent is authorized to collect such Net Proceeds and, if received by the Borrower or any Restricted Subsidiary, such Net Proceeds shall not be commingled with any of its other funds or property but shall be held separate and apart there from, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith paid over to the Administrative Agent, provided that (i) to the extent that the Borrower or any of the Restricted Subsidiaries intends to use any such Net Proceeds to repair, restore, reinvest, or replace assets of the Borrower or any of the Restricted Subsidiaries as provided in the proviso of the definition of the term "Net Proceeds", the Administrative Agent shall, subject to the provision of such proviso, deliver such Net Proceeds to the Borrower, (ii) otherwise, the Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, apply such Net Proceeds, to the extent that they are Net Proceeds, to reduce the Revolving Commitments in accordance with Section 2.5(d) and/or prepay the Revolving Loans in accordance with Section 2.7(c), and
(iii) all proceeds of business interruption insurance shall be paid over to the Borrower unless an Event of Default has occurred and is continuing.

                  (c) All proceeds received by or paid to the Administrative Agent that do not constitute Net Proceeds shall be paid over to the Borrower, on behalf of the relevant Loan Parties, unless an Event of Default has occurred and is continuing.

         Section 6.12 Additional Subsidiaries

                  If any Restricted Subsidiary (other than a Restricted Subsidiary that is a party to the Guarantee Agreement and the Security Agreement) is formed or acquired after the Agreement Date or any Unrestricted Subsidiary becomes a Restricted Subsidiary, the Borrower will notify the Credit Parties in writing thereof not later than the tenth Business Day after the date on which such Restricted Subsidiary is formed or acquired or such Unrestricted Subsidiary becomes a Restricted Subsidiary and (i) the Borrower will cause such Restricted Subsidiary to (a) execute and deliver each applicable Guarantee Document (or otherwise become a party thereto in the manner provided therein) and become a party to each applicable Security Document in the manner provided therein, in each case not later than the tenth Business Day after the date on which such Restricted Subsidiary is formed or acquired or such Unrestricted Subsidiary becomes a Restricted Subsidiary and (b) promptly take such actions to create and perfect Liens on such Restricted Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (ii) if any Equity Interests issued by any such Restricted Subsidiary are owned or held by or on behalf of the Borrower or any Subsidiary Guarantor or any loans, advances or other debt is owed or owing by any such Restricted Subsidiary to the Borrower or any Subsidiary Guarantor, the Borrower will cause such Equity Interests and promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to the Security Documents not later than the tenth Business Day after the date on which such Restricted Subsidiary is formed or acquired or such Unrestricted Subsidiary becomes a Restricted Subsidiary.

         Section 6.13 Further Assurances

                  (a) The Borrower will, and will cause each Subsidiary Guarantor to, execute any and all further documents, financing statements, agreements (including guarantee agreements and security agreements) and instruments, and take all such further actions (including the filing and recording of UCC financing statements (other than any additional filings to perfect Liens on motor vehicles and fixture filings) and other documents, that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect (including as a result of any change in applicable law) the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) The Borrower hereby covenants and agrees that, if at any time on or after the Agreement Date, any asset or property acquired, owned or held by or on behalf of the Borrower or any Subsidiary Guarantor that constitutes or would constitute Collateral is not subject to a perfected Lien of the Administrative Agent under the applicable Loan Documents (subject to Liens permitted by Section 7.2) with the priority required thereby (except as a result of the Administrative Agent's failure to maintain possession of any instrument, stock certificate, or other similar document delivered to it under any Loan Document or as a result of such asset or property being used or disposed of in a manner expressly permitted by any Loan Document), then the Borrower shall, at its own cost and expense, promptly (i) notify the Administrative Agent thereof, and (ii) execute and deliver or cause the applicable Subsidiary Guarantor to execute and deliver, any and all agreements, instruments, and other documents, and take all further action (including the filing and recording of financing statements and other documents), that may be necessary or reasonably requested by the Administrative Agent to cause such asset or property to become subject to a perfected Lien of the Administrative Agent under the applicable Loan Documents, with the priority required thereby. In addition, the Borrower hereby covenants and agrees that each Compliance Certificate delivered pursuant to Section 6.1(e) after the Agreement Date shall contain a certification that the representations and warranties contained in
Section 3.1(a)(v) of the Security Agreement made by it and each other Loan Party are true and correct as of the date of such certificate.

                  (c) If any material assets are acquired by the Borrower or any Subsidiary Guarantor after the Agreement Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof, assets upon which the Administrative Agent has a first perfected Lien), the Borrower will notify the Credit Parties thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiaries Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Borrower and the Subsidiaries Guarantors.

                  (d) The Borrower hereby covenants and agrees that, in accordance with the provisions of the Security Agreement, in the event that any Loan Party is the obligee under any promissory note, including (i) any promissory note evidencing Indebtedness of any other Loan Party to such Loan Party and (ii) any promissory note evidencing Indebtedness of any other Person (other than an Unrestricted Subsidiary) to such Loan Party, such Loan Party will deliver the original of such promissory note to the Administrative Agent together with an undated indorsement thereof in blank. Notwithstanding the forgoing, no Loan Party shall be required to deliver the original of a promissory note described in clause (ii) of the preceding sentence to the Administrative Agent so long as the stated principal amount of all promissory notes, the originals of which have not been physically delivered to the Administrative Agent as set forth above does not exceed $3,000,000. The promissory notes required to be physically delivered to the Administrative Agent are referred to herein as "Pledged Notes". Notwithstanding the fact that a note evidencing Indebtedness is not a Pledged Note, the Administrative Agent shall nonetheless have a perfected security interest therein to the extent that the same may be perfected by the filing of a UCC financing statement.

         Section 6.14 Environmental Compliance

                  The Borrower will, and will cause each Restricted Subsidiary to, use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

         Section 6.15 Certain Post-Closing Matters

                  (a) Copyright Registrations. The Borrower will notify the Administrative Agent promptly after it receives confirmation of the application number with respect to the copyright disclosed on Schedule 3.6 to the Security Agreement.

                  (b) Good Standing. As of the Closing Date, good standing certificates have not been received with respect to the foreign qualification of the Loan Parties in the jurisdictions as set forth on Schedule 6.15. Within 30 days after the Closing Date, the Borrower shall deliver to the Administrative Agent or its counsel good standing certificates issued to the Loan Parties in the jurisdictions set forth on such Schedule 6.15.

                  (c) Tax Liens. As set forth on Schedule 7.2, there are two State of Wisconsin tax Liens of record against Lakefront Communications, Inc. in the amounts of $316,074.32 and $38,419.87, respectively. Also, as set forth on Schedule 7.2, the sales and use tax portion of the obligations represented by such tax Liens were paid when the Borrower discovered the problem, but the Borrower and the State are still negotiating as to the exact amount of interest payable. The Borrower agrees that it shall take such action as is necessary to cause such tax Liens to be discharged of record and provide evidence thereof to the Administrative Agent and its counsel no later than October 28, 2003.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

         Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

         Section 7.1 Indebtedness; Equity Securities

                  (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                           (i)      Indebtedness under the Loan Documents;

                           (ii) Indebtedness existing on the Agreement Date and set forth in Schedule 7.1, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                           (iii)    Indebtedness of the Borrower or any
         Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
         (B) the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not, without duplication, exceed $5,000,000 at any time outstanding;

                           (iv) Indebtedness of any Person that becomes a Restricted Subsidiary after the Agreement Date, provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (B) the aggregate principal amount of

         Indebtedness permitted by this clause (iv) shall not, without duplication, exceed $5,000,000 at any time outstanding;

                           (v)      Indebtedness of the Borrower to any
         Subsidiary Guarantor and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

                           (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary Guarantor and by any Subsidiary Guarantor of Indebtedness of the Borrower or any other Subsidiary Guarantor, provided that such Indebtedness is otherwise permitted by this Section 7.1(a); and

                           (vii) other unsecured Indebtedness of the Borrower and its Restricted Subsidiaries and Permitted Seller Debt in an aggregate principal amount not exceeding $5,000,000 at any time outstanding, provided that the aggregate principal amount of Permitted Seller Debt shall not exceed $3,000,000 at any time outstanding.

                  (b) The Borrower will not, and it will not permit any Restricted Subsidiary to, (i) issue any Disqualified Equity Interests, or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of the Borrower or any Restricted Subsidiary, except as permitted under Section 7.8.

         Section 7.2 Liens

                  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)      Liens created under the Loan Documents;

                  (b)      Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Agreement Date and set forth in
Schedule 7.2, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Agreement Date and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) security interests on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (iii) of Section 7.1(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (v) the amount of Indebtedness permitted to be secured hereunder together with the amount of Permitted Seller Debt which is secured pursuant to subsection (f) below, shall not exceed $5,000,000 in the aggregate at any time outstanding;

                  (e) security interests existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Agreement Date prior to the time such Person becomes a Restricted Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (iv) of Section 7.1(a), (ii) such security interests are not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as applicable,
(iii) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iv) such security interests shall secure only the Indebtedness that they secure on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (f) security interests securing Permitted Seller Debt, provided that (i) the aggregate principal amount of secured Permitted Seller Debt shall not exceed the amount of Permitted Seller Debt permitted by clause
(vii) of Section 7.1(a), (ii) such security interests are subordinated to the security interests of the Administrative Agent under the Security Documents pursuant to an intercreditor agreement in form and substance satisfactory to the Administrative Agent, (iii) such security interests shall not apply to any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets acquired in consideration of such Permitted Seller Debt and
(iv) the amount of Permitted Seller Debt permitted to be secured hereunder together with the amount of Indebtedness which is secured pursuant to subsection
(d) above, shall not exceed $5,000,000 in the aggregate at any time outstanding.

         Section 7.3 Fundamental Changes; Line of Business; Fiscal Year

                  (a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests issued by any of the Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, provided that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing:

                           (i) any wholly-owned Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, and any wholly-owned Restricted Subsidiary may merge into any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity;

                           (ii) any Restricted Subsidiary may merge with any Person in a transaction that is not permitted by clause (i) of this
         Section 7.3(a), provided that such merger is permitted by Section 7.4 or 7.5, as applicable;

                           (iii)    any Restricted Subsidiary may sell,
         transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to any Subsidiary Guarantor; and

                           (iv) the Borrower or any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by clause (iii) of this Section 7.3(a), provided that such sale, transfer, lease or other disposition is permitted by Section 7.5.

                  (b) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Agreement Date and businesses which are now or which may be in the future become directly related thereto.

                  (c) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, change its fiscal year.

         Section 7.4 Investments, Loans, Advances, Guarantees and Acquisitions

                  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit, except:

                  (a)      Permitted Investments;

                  (b) investments existing on the Agreement Date and set forth in Schedules 4.12 and 7.4;

                  (c) investments made by the Borrower in the Equity Interests of any Subsidiary Guarantor and made by any Subsidiary Guarantor in the Equity Interests of any other Subsidiary Guarantor;

                  (d) loans or advances made by the Borrower to any Subsidiary Guarantor and made by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note which shall be pledged pursuant to the Security Agreement;

                  (e) acquisitions made by the Borrower from any Subsidiary Guarantor and made by any Subsidiary Guarantor from the Borrower or any other Subsidiary Guarantor;

                  (f) Guarantees by the Borrower of the obligations of any Subsidiary Guarantor and by any Subsidiary Guarantor of the obligations of the Borrower or any other Subsidiary Guarantor, including the Guarantees permitted by Section 7.1;

                  (g)      Hedging Agreements permitted by Section 7.7;

                  (h) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, acquisitions of Broadcasting Stations (including acquisitions made as part of an Exchange), provided that:

                           (i) the consideration paid by the Borrower or any Restricted Subsidiary in connection with any such acquisition or the fair market value of the property exchanged in an Exchange shall not exceed $25,000,000,

                           (ii) the assets acquired in such acquisition shall be owned exclusively by the Borrower or a Restricted Subsidiary;

                           (iii) the Borrower shall have complied with the provisions of Sections 6.12 and 6.13 with respect to such acquisition,

                           (iv)     the Administrative Agent shall have received
         (x) copies of all Acquisition Documents relating to such acquisition (if such acquisition is being made by a newly created Restricted Subsidiary or if the Person being acquired will become a Restricted Subsidiary upon the consummation thereof) or all Exchange Documents in connection with an Exchange, as applicable, each of which shall be in form and substance satisfactory to the Administrative Agent, and (y) a copy of the Final FCC Order approving such acquisition or, so long as the application for FCC approval thereof shall not have been contested by any Person, an Initial FCC Order;

                           (v) the Administrative Agent shall have received a certificate of a Financial Officer, (i) to the foregoing effects and
         (ii) attaching a calculation (in reasonable detail) of the covenants contained in Sections 7.12 on a pro forma basis giving effect to such acquisition and any Borrowings made to finance the same; and

                           (vi)     in the case of an Exchange, the
         Administrative Agent shall have a perfected first priority security interest in each Exchange Deposit Arrangement;

                  (i) deposits, loans and advances in connection with any acquisition permitted by subsection (i) of this Section, provided that any such loan or advance shall be in lieu of a deposit, shall be on a short-term basis pending the closing of such permitted acquisition and, if such loan or advance is secured, the applicable Loan Party's security interest shall be assigned to the Administrative Agent;

                  (j) loans to directors, officers and employees of the Borrower or any Subsidiary, provided that (i) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (ii) loans to any one director, officer or employee shall not exceed $250,000 at any time outstanding, (iii) the aggregate amount of loans to all directors, officers and employees shall not exceed $1,000,000 in the aggregate at any time outstanding, (iv) no loan may be made to a director or executive officer of the Borrower and (v) to the extent prohibited by applicable law, no loan may be made to a director or executive officer of any Subsidiary.

                  (k) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, other investments (including investments in joint ventures and Unrestricted Subsidiaries), provided that:

                           (i) the Person in which such investment is made is either an Unrestricted Subsidiary or engaged in the radio or television broadcasting business,

                           (ii) the sum, without duplication, of the aggregate amount of all such investments shall not exceed $25,000,000 at any time outstanding,

                           (iii) the Borrower shall have complied with the provisions of Sections 6.12 and 6.13 with respect to such investment, it being understood that no Loan Party shall be obligated (x) to grant a security interest in or otherwise pledge an Equity Interests in or promissory notes received in respect of an investment in an Unrestricted Subsidiary or (y) to physically pledge any promissory note evidencing an investment in a joint venture or another Person if unless such promissory note constitutes a Pledged Note, and

                           (iv) the Administrative Agent shall have received a certificate of a Financial Officer, attaching a calculation (in reasonable detail) of the covenants contained in Sections 7.12 on a pro forma basis giving effect to such investment and any Borrowings made to finance the same.

For purposes of clause (k) of this Section 7.4, the designation after the Agreement Date of a Subsidiary as an Unrestricted Subsidiary shall be deemed to be an investment in such Unrestricted Subsidiary in an amount equal to (i) the sum of all investments made by the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary whether made prior to, on or after the Agreement Date minus (ii) all returns of capital actually received in cash by the Borrower or such Restricted Subsidiary after the date on which such Subsidiary is designated as an Unrestricted Subsidiary (in the case of an equity investment) plus the principal amount of all repayments actually received in cash by the Borrower or such Restricted Subsidiary after the date on which such Subsidiary is designated as an Unrestricted Subsidiary (in the case of a loan).

         Section 7.5 Asset Sales; Issuances of Equity Interests by Restricted Subsidiaries

                  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any asset constituting an Equity Interest in any other Person, nor will the Borrower permit any of the Restricted Subsidiaries to issue any additional Equity Interests, except:

                  (a) sales, transfers, leases and other dispositions of inventory, used, obsolete or surplus equipment or other property and Permitted Investments, in each case in the ordinary course of business;

                  (b) sales, transfers, leases and other dispositions made by the Borrower to any Subsidiary Guarantor and made by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

                  (c) issuances of Equity Interests by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor; and

                  (d) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, other sales, transfers, leases and other dispositions of assets (including sales, transfers, leases and other dispositions of assets as part of an Exchange), provided that:

                           (i) the annual EBITDA attributable to any asset sold, transferred, leased, exchanged or otherwise disposed of (or group of assets sold, transferred, leased or otherwise disposed of in a single transaction or in a series of related transactions) during the period of the four fiscal quarters ending on or most recently prior to the date of sale, transfer, lease or other disposition (or the first sale, transfer, lease or other disposition in a series of related transactions) shall not exceed 10% of the EBITDA of the Loan Parties for such period,

                           (ii) the aggregate annual EBITDA attributable to all assets sold, transferred, leased, exchanged or otherwise disposed of by the Loan Parties in reliance upon this clause (d) during the period commencing on the Agreement Date and ending on the last day of the period of four consecutive fiscal quarters ending on or most recently prior to the date of sale, transfer, lease or other disposition (determined separately for each sale, transfer, lease or other disposition based upon EBITDA attributable to such assets for the period of four consecutive fiscal quarters ending on or most recently prior to the date of sale, transfer, lease or other disposition) shall not exceed 25% of the EBITDA of the Loan Parties for such period (determined without regard to any sales, transfers, leases or other dispositions of assets during such period),

                           (iii) all sales, transfers, leases, exchanges and other dispositions permitted by this clause (d) shall be made for fair value,

                           (iv) except in the case of an Exchange, at least 90% of the consideration therefor shall be payable in cash,

                           (v) in the case of an Exchange, the Exchange is permitted by Section 7.4(h), and

                           (vi) except in the case of an Exchange, the Net Proceeds thereof shall be applied to the permanent reduction of the total Revolving Commitments pursuant to Section 2.5(d).

         Section 7.6 Sale and Lease Back Transactions

                  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 7.7 Hedging Agreements

                  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         Section 7.8 Restricted Payments

                  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, provided that:

                  (a) the Borrower may declare and pay, and agree to pay, dividends with respect to its Equity Interests payable solely in perpetual common Equity Interests,

                  (b) any wholly-owned Restricted Subsidiary may declare and pay dividends with respect to its Equity Interests to the Borrower or any Subsidiary Guarantor,

                  (c) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

                           (i) the Borrower may declare and pay cash dividends in respect of its Equity Interests and/or repurchase its Equity Interests in an aggregate amount not in excess of $20,000,000 provided that the Administrative Agent shall have received a certificate of a Financial Officer, attaching a calculation (in reasonable detail) of the covenants contained in Sections 7.12 on a pro forma basis giving effect to the payment of such dividend or the repurchase of such Equity Interests; and

                           (ii) the Borrower or any Restricted Subsidiary may make payments of subordinated Indebtedness to the extent permitted by the subordination provisions applicable thereto.

         Section 7.9 Transactions with Affiliates

                  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arms length basis from unrelated third parties, provided that this Section shall not apply to any transaction among the Loan Parties that is permitted under Section 7.1, 7.3, 7.4, 7.5 or 7.8 of this Credit Agreement.

         Section 7.10 Restrictive Agreements

                  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement binding on the Borrower or any Restricted Subsidiary that prohibits, restricts or imposes any condition upon
(i) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Secured Parties created under the Loan Documents) or (ii) the ability of any Restricted Subsidiary to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary, provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (d) clause
(i) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (e) clause (i) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

         Section 7.11 Amendment of Material Documents

                  The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its certificate of formation, operating agreement or other organizational documents, in each case other than immaterial amendments, modifications or waivers that could not reasonably be expected to adversely affect the Credit Parties or any Seller Debt Document.

         Section 7.12 Financial Covenants

                  (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter during any period set forth in the following table to be less than the ratio set forth below with respect to such period:

               PERIOD                                    RATIO
----------------------------------------------------------------
Agreement Date through June 29, 2004                   2.50:1.00
----------------------------------------------------------------
June 30, 2004 through June 29, 2005                    2.75:1.00
----------------------------------------------------------------
June 30, 2005 and thereafter                           3.00:1.00
================================================================

                  (b) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.05:1.00.

                  (c) Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any period set forth in the following table to be greater than the ratio set forth below with respect to such period:

               PERIOD                               RATIO
-----------------------------------------------------------
Agreement Date through June 29, 2004              5.00:1.00
-----------------------------------------------------------
June 30, 2004 through June 29, 2005               4.75:1.00
-----------------------------------------------------------
June 30, 2005 through June 29, 2006               4.50:1.00
-----------------------------------------------------------
June 30, 2006 through June 29, 2007               4.00:1.00
-----------------------------------------------------------
June 30, 2007 and thereafter                      3.50:1.00
===========================================================

         Section 7.13 Local Marketing Agreements and Time Brokerage Agreements

                  (a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Local Marketing Agreements (other than with the Borrower or any Restricted Subsidiary with respect to another Broadcasting Station of the Borrower or any Restricted Subsidiary), except for any Local Marketing Agreements in effect on the Agreement Date and listed on
Schedule 4.17 or otherwise established on commercially reasonable terms (as determined in the reasonable opinion of the Borrower) in connection with one or more acquisitions permitted by Section 7.4(h).

                  (b) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Time Brokerage Agreements (other than with the Borrower or any Restricted Subsidiary with respect to another Broadcasting Station of the Borrower or any Restricted Subsidiary), except for any

Time Brokerage Agreements in effect on the Agreement Date and listed on Schedule
4.17 or otherwise established on commercially reasonable terms (as determined in the reasonable opinion of the Borrower) in connection with one or more acquisitions permitted by Section 7.4(h).

                                   ARTICLE 8.

                                EVENTS OF DEFAULT

         If any of the following events (each an "Event of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or on any reimbursement obligation in respect of any LC Disbursement or any fee, commission or any other amount (other than an amount referred to in clause
(a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.3, 6.8, 6.10, 6.12 or
6.13 or in Article 7, or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in the Guarantee Documents, Security Documents, in each case to the extent it is a party thereto;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after such Loan Party shall have obtained knowledge thereof;

                  (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Obligations when and as the same shall become due and payable (after giving effect to any applicable grace period);

                  (g) any event or condition occurs that results in any Material Obligations becoming due prior to their scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligations or any trustee or agent on its or their behalf to cause any Material Obligations to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period), provided that this clause (g) shall not apply to secured

Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding (i) $1,000,000 in any year or (ii) $3,000,000 for all periods;

                  (m) any Loan Document shall cease, for any reason, to be in full force and effect other than in accordance with its terms, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder;

                  (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreement or any foreclosure, distraint, sale or similar proceedings have been commenced with respect to any Collateral; or

                  (o) Any FCC License of the Borrower or any Restricted Subsidiary is revoked or canceled, expires or is suspended for more than five consecutive days, other than (to the extent not otherwise prohibited by the Loan Documents) by reason of (i) a voluntary surrender (consented to by Required Lenders), not in response to any adverse action or threatened adverse action by any Governmental Authority, or (ii) a disposition permitted by this Credit Agreement, and such revocation, cancellation, expiration or suspension has a Material Adverse Effect; or

                  (p)      a Change in Control shall occur;

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate (whether before or after the Closing
Date) and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE 9.

                            THE ADMINISTRATIVE AGENT

         Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of the Restricted Subsidiaries or any other Loan Party that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Credit Party (and, promptly after its receipt of any such notice, it shall give each Credit Party and the Borrower notice thereof), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Loan Document, (b) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (d) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (e) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Credit Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.

The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.

         Notwithstanding anything in any Loan Document to the contrary, neither the Syndication Agent nor the Documentation Agent shall have any duty or obligation under the Loan Documents.

                                   ARTICLE 10.

                                  MISCELLANEOUS

         Section 10.1 Notices.

                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

                  (a) if to the Borrower, to it at 73 Kercheval Avenue, Suite 201, Grosse Point Farms, Michigan 48236, Attention of: Samuel D. Bush, Senior Vice President/Treasurer/Chief Financial Officer (Telephone No. (313) 886-7070; Facsimile No. (313) 886-6676);

                  (b) if to the Administrative Agent, or BNY as Issuing Bank to it at One Wall Street, New York, New York 10286, Attention of: Renee Dudley (Telephone No. (212) 635-4975; Facsimile No. (212) 635-6365 or 6366 or
6367), with a copy to The Bank of New York, at One Wall Street, New York, New York 10286, Attention of: Kristen E. Talaber (Telephone No. (212) 635-8692; Facsimile No. (212) 635-8595); and

                  (c) if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

         Section 10.2 Waivers; Amendments

                  (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

                  (b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to a LC Disbursement, or reduce the rate of any interest (other than under Section 3.1(b)), or reduce any fees (other than under Section 3.1(b)), payable under the Loan Documents, without the written consent of each Credit Party affected thereby, (iii) postpone the date of payment at stated maturity of any Loan, the date of any mandatory reduction of the Revolving Commitments under Section 2.5(b) or the date of payment of any reimbursement obligation with respect to an LC Disbursement, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Revolving Commitments without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by
Section 2.9(b) or the pro rata reduction of Revolving Commitments required by
Section 2.5(d), without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Revolving Loans are to be made, Letters of Credit are to be issued or payments under the Loan Documents are to be made, or provide for additional borrowers, without the written consent of each Lender, (vi) release any Subsidiary Guarantor from its Guarantee under the Guarantee Documents (except as expressly provided in the Guarantee Documents or the Security Documents), or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) release all or substantially all of the Collateral from the Liens of the Loan Documents (except as expressly provided in the Security Agreement or in connection with a transaction permitted by Section 7.5), without the consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as applicable.

         Section 10.3 Expenses; Indemnity; Damage Waiver

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all reasonable out-of-pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of any counsel for any Credit Party and any consultant or expert witness fees and expenses, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Revolving Loans made or Letters of Credit, including all such reasonable out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof including any refusal of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Restricted Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as applicable, an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is the sum of such Lender's unused Revolving Commitment plus the outstanding principal balance of such Lender's Revolving Loans and such Lender's LC Exposure and the denominator of which is the sum of the unused Revolving Commitments plus the outstanding principal balance of all Lenders Revolving Loans and the LC Exposure of all Lenders (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any unused Commitments, outstanding Loans or LC Exposure at such time, as of the last time at which any Lender had any unused Revolving Commitments, outstanding Revolving Loans or LC Exposure), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or the Issuing Bank, as applicable, in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or any Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

         Section 10.4 Successors and Assigns

                  (a) The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in the Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Revolving Commitment or obligations in respect of its LC Exposure and the applicable Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or any portion of its Revolving Commitment or obligations in respect of its LC Exposure, the Issuing Bank) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed)), (ii) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment, the amount of the Revolving Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld or delayed), (iii) no assignments to the Borrower or any of its Affiliates shall be permitted (and any attempted assignment or transfer to the Borrower or any of its Affiliates shall be null and void), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further, that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6,
3.7 and 10.3). Except as otherwise provided under clause (iii) of this paragraph, any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower and each Credit Party may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or any Credit Party, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Revolving Commitment, LC Exposure and outstanding Revolving Loans owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents and (iv) no participations to the Borrower or any of its Affiliates shall be permitted (and any attempted participation to the Borrower or any of its Affiliates shall be null and void). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.9(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 3.5 or 3.7 than the Lender that sold the participation to such Participant would have been entitled to receive with respect to the interest in the Loan Documents subject to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.7(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 10.5 Survival

                  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans and the LC Disbursements, the expiration or termination of the Letters of Credit and the termination of the Revolving Commitments or the termination of this Credit Agreement or any provision hereof.

         Section 10.6 Counterparts; Integration; Effectiveness

                  This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to any Credit Party or the syndication of the credit facilities established hereunder constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective as of the date set forth in the preamble to this Credit Agreement (except as provided in Section 3.3(a)) when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

         Section 10.7 Severability

                  In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 10.8 Right of Setoff

                  If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Credit Agreement and the other Loan Documents held by it, irrespective of whether or not it shall have made any demand therefor and although such obligations may be unmatured. The rights of each of the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

         Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process

                  (a) This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) The Borrower irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

         SECTION 10.10 WAIVER OF JURY TRIAL

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 10.11 Headings

                  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

         Section 10.12 Interest Rate Limitation

                  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Lender holding an interest in such Loan or LC Disbursement in accordance with applicable law, the rate of interest payable in respect of such Loan or LC Disbursement hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or LC Disbursement but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or LC Disbursements or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         Section 10.13 Treatment of Certain Information

                  Each Credit Party agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any Restricted Subsidiary pursuant to this Credit Agreement which (i) is clearly identified by such Person as being confidential at the time the same is delivered to such Credit Party or (ii) constitutes any financial statement, financial projections or forecasts, budget, Compliance Certificate, audit report, management letter or accountants' certification delivered hereunder ("Information"), provided that nothing herein shall limit the disclosure of any information (a) to any of its respective Related Parties that needs to know such information, (b) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (c) on a confidential basis, to prospective lenders or participants or their counsel, (d) to auditors, accountants, consultants and advisors, and any analogous counterpart thereof, (e) to any other Credit Party, (f) in connection with any litigation to which any one or more of the Credit Parties is a party, (g) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to any of the Credit Parties on a non-confidential basis from a source other than the Borrower or any of its Affiliates or (C) was available to the Credit Parties on a non-confidential basis prior to its disclosure to any of them by the Borrower or any of its Affiliates; and (h) to the extent the Borrower shall have consented to such disclosure in writing. Notwithstanding anything herein to the contrary, Information shall not include, and the Credit Parties may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Revolving Loans, Letters of Credit and Transactions contemplated hereby.

         Section 10.14 Designation of Unrestricted Subsidiaries; Certain Obligations Respecting Restricted Subsidiaries.

                  (a) Designation of Unrestricted Subsidiaries. The Borrower may at any time designate any Subsidiary formed or acquired after the Agreement Date as an Unrestricted Subsidiary by delivering to the Administrative Agent a certificate of a Financial Officer (and the Administrative Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of the Borrower's board of directors setting forth such designation and stating that the conditions set forth in this Section 10.14 have been satisfied with respect to such designation, provided that no such designation shall be effective unless at the time thereof and immediately after giving effect thereto (i) no Default shall have occurred and be continuing, (ii) no Subsidiary of the Subsidiary to be designated as an Unrestricted Subsidiary is a Restricted Subsidiary and (iii) the Borrower would be in compliance with Section 7.4(k).

                  (b) Revocation of Designation. The Borrower may revoke any designation of a Subsidiary as an Unrestricted Subsidiary by delivering to the Administrative Agent a certificate of a Financial Officer (and the Administrative Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of the Borrower's board of directors setting forth such revocation and stating that the conditions set forth in this
Section 10.14 have been satisfied with respect to such revocation, provided that no such revocation shall be effective unless at the time thereof and immediately after giving effect thereto (i) no Default shall have occurred and be continuing, (ii) all Liens, Indebtedness and investments of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred under this Agreement, (iii) the Administrative Agent shall have received a certificate of a Financial Officer attaching a calculation (in reasonable detail) of the covenants contained in Sections 7.12 on a pro forma basis giving effect to such revocation and (iv) such Unrestricted Subsidiary shall have complied with the provisions of Sections
6.12 and 6.13.

                  (c) Certain Restrictions Regarding Loan Parties. Notwithstanding anything in any Loan Document to the contrary, no Loan Party shall at any time (i) provide credit support for, subject any of its assets (other than the Equity Interests of such Unrestricted Subsidiary owned by such Loan Party) to the satisfaction of, or guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (ii) be directly or indirectly liable for any Indebtedness or other obligations of any Unrestricted Subsidiary or (iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

                  (d) The Borrower hereby designates Saga Air, LLC as an Unrestricted Subsidiary as of the Closing Date. The Borrower represents and warrants to the Credit Parties that the requirements of this Section with respect to such designation have been satisfied.

         Section 10.15 FCC Licenses

                  Notwithstanding anything to the contrary contained herein or in any of the Security Documents, the Administrative Agent and the other Credit Parties will not take any action pursuant to this Credit Agreement or any of the Security Documents that would constitute or result in any assignment of an FCC License or any change of control of the Broadcasting Stations if such assignment of FCC License or change of control would require under then existing law (including the published rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The Administrative Agent and each other Credit Party specifically agree that (i) voting rights in the Equity Interests of the Loan Parties (the "Pledged Equity Interests") will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights shall have been obtained; (b) upon and following the occurrence of any Event of Default and foreclosure upon the Pledged Equity Interests by the Administrative Agent and the Credit Parties, there will be either a public or private arm's-length sale of the Pledged Equity Interests; and (c) prior to the exercise of voting rights by the purchaser at any such sale, all prior consents of the FCC required by applicable law will be obtained. The Borrower agrees to take any action which The Administrative Agent and or the other Credit Parties may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Administrative Agent and the Credit Parties by this Credit Agreement including specifically, at the Borrower's own cost and expense, the use of the commercially reasonable efforts of the Borrower to assist in obtaining approval of the FCC, if applicable, for any action or transaction contemplated by this Credit Agreement or the Security Documents which is then required by law, and specifically, without limitation, upon request following the occurrence of an Event of Default, to prepare, sign and file (or cause to be prepared, signed or filed) with the FCC any portion of any application or applications for consent to the assignment of license or transfer of control required to be signed by the Borrower and necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the Equity Interests or assets of the Borrower or any Subsidiary or any transfer of control over any FCC License.

                            [Signature pages follow]

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   SAGA COMMUNICATIONS, INC.

                                   By: /s/ Samuel D. Bush
                                       -----------------------------------------
                                   Name: Samuel D. Bush
                                   Title: Senior VP, Chief Financial Officer and
                                          Treasurer

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   THE BANK OF NEW YORK, individually, as
                                   Issuing Bank and as Administrative Agent

                                   By: /s/ Kristen E. Talaber
                                       -----------------------------------------
                                   Name: Kristen E. Talaber
                                   Title: Vice President

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   UNION BANK OF CALIFORNIA, N.A., individually and as Syndication Agent

                                   By: /s/ Matthew H. Fleming
                                       -----------------------------------------
                                   Name: Matthew H. Fleming
                                   Title: Vice President

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   FLEET NATIONAL BANK,
                                   individually and as Documentation Agent

                                   By: /s/ Srbui Seferian
                                       -----------------------------------------
                                   Name: Srbui Seferian
                                   Title: Vice President

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   BANK OF SCOTLAND

                                   By: /s/ Joseph Fratus
                                       -----------------------------------------
                                   Name: Joseph Fratus
                                   Title: First Vice President

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

                                   By: /s/ Thomas R. McLean
                                       -----------------------------------------
                                   Name: Thomas R. McLean
                                   Title: Vice President

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   STANDARD FEDERAL BANK N.A.

                                   By: /s/ Eric Haege
                                       -----------------------------------------
                                   Name: Eric Haege
                                   Title: Vice President

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   SUNTRUST BANK

                                   By: /s/ Jeffrey Hauser
                                       -----------------------------------------
                                   Name: Jeffrey Hauser
                                   Title: Director

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   BMO NESBITT BURNS FINANCING, INC.

                                   By: /s/ Sarah Kim
                                       -----------------------------------------
                                   Name: Sarah Kim
                                   Title: Managing Director

                            SAGA COMMUNICATIONS, INC.
                                CREDIT AGREEMENT

                                   U.S. BANK, NATIONAL ASSOCIATION

                                   By: /s/ Christian J. Bugyis
                                       -----------------------------------------
                                   Name: Christian J. Bugyis
                                   Title: Vice President